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SilverBow Resources, Inc.

(Name of Registrant as Specified in Its Charter)

KEF Investments, LP

KEF Fund V Investments, LP

Kimmeridge Energy Management Company, LLC

Benjamin Dell

Alexander Inkster

Neda Jafar

Denis Laloy

Noam Lockshin

Henry Makansi

Neil McMahon

Douglas E. Brooks

Carrie M. Fox

Katherine L. Minyard

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SilverBow Resources: A Board in Need of Change

2 I. Executive Summary II. The Board’s Status Quo Approach III. SilverBow’s Paths to Maximize Long - Term Value for All Shareholders IV. Worst - in - Class Corporate Governance & Pay Policy V. The Serious Concerns Raised by the Board’s Stale, Incumbent Nominees VI. Our Independent Nominees Appendices • Kimmeridge Industry Experience and Sector Leadership • Setting the Record Straight • The March 13 Proposal Agenda

Executive Summary

Kimmeridge History at Public Companies & Sector Impact

Kimmeridge

Since 2020, Kimmeridge has been actively involved in 13 public companies. **These names represent almost 10% of all US oil and gas production** (2.8 MMboe/d). 12 of the 13 have actively engaged, revised their business model, merged or refreshed their boards. SBOW stands alone as obstructing change.

Company	Mboe/d at Investment	Kimmeridge Role	Company Action Taken
Oasis	75	Engaged	Merged with Whiting to form Chord
Enerplus	100	Engaged	Merged with Chord
Chesapeake	572	Engaged	Merged with Southwestern
Southwestern	767	Engaged	Merged with Chesapeake
California Resources	85	Engaged	Announced strategic realignment and undertook sale of real estate
PDC Energy	247	Engaged	Sold to Chevron
Ovintiv	555	Engaged	Added 1 board member, changed CEO, revised capital allocation and ESG frameworks
Resolute	35	Engaged	Ran process and sold
Carrizo	57	Engaged	Improved capital allocation process and refreshed board
Callon	100	Primary transaction	Partnered with Kimmeridge on 2L, equity and royalty. Equity rose ~10x
Civitas	70	Direct investment	Transformed business model and merged with multiple companies
Sitio	36	Direct investment	Merged with Brigham to form a leading royalties company
SilverBow	**92**	**Largest shareholder**	**Refused to engage**

Source: Kimmeridge analysis, public filings.

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5 SBOW’s Claims 1 The Facts “Kimmeridge launched a proxy fight to facilitate a path to change control of the Company without paying a premium to SilverBow shareholders” • Kimmeridge has not bought an SBOW share in >650 days and remains below the poison pill threshold • Kimmeridge has engaged with SBOW for over 2 years , following the Board’s requested process . Kimmeridge’s proposals far surpassed upstream M&A premiums and were rejected • Following Kimmeridge’s February 2024 presentation of 8 strategic alternatives, the Board asked Kimmeridge to deliver a formal proposal to the Board for the combination of KTG and SBOW and an associated capital injection • SBOW ignored the proposal they specifically requested , undertook no serious due diligence and announced its dismissal via proxy solicitation materials. As a result, Kimmeridge withdrew the proposal on April 16 to focus on much - needed board refreshment Kimmeridge's directors are “conflicted nominees that can force a combination that would destroy SBOW shareholder value” • Our nominees are highly qualified, independent, industry leaders, that would immediately and materially enhance SilverBow’s Board • Our nominees have a track record of value creation, not value destruction like the incumbents • The Company ignores the fact that our nominees, if elected, would be a minority in the boardroom and have a fiduciary responsibility to act in the best interest of all shareholders “Our [SBOW’s] strategy has proven to be resilient through market cycles and has delivered significant shareholder value” • SBOW has generated a negative 4% TSR since CEO Sean Woolverton’s tenure and 2.6% annualized TSR over Ellisor and Wampler’s lengthy tenures • The Company trades at the lowest valuation multiple out of its peer set • On a 5 - year basis, SBOW’s stock has underperformed the blended commodity by 58% 2 , highlighting the lack of alpha generation from leadership An Honest Assessment of the SBOW Engagement 1 Quotes from SilverBow’s 4/22/2024 Letter to Shareholders. 2 See slide 97 for further detail on SBOW stock underperformance. SBOW’s existing Board insulates itself from shareholder accountability at all costs. Investors demand change See Appendix 2 for further detail

6 • The U.S. E&P industry is at a critical juncture. The industry is consolidating in a race for relevance . Subscale companies trade at a discount and are lagging consolidating peers. Participating in the consolidation would be a significant prize for SilverBow shareholders. • SBOW’s leadership has done little to create value. Inorganic growth, touted as a strength, has masked management’s status quo approach and stock underperformance, with a negative TSR since the current CEO’s hiring in 2017. • Management and the Board have resisted M&A that minimizes their go - forward influence. Their need to be the buyer and not the seller is most evident by their interaction with Kimmeridge, where they consistently stated a desire to engage but undertook no genuine engagement. • The Board includes legacy members appointed via now - expired noteholder agreements. These status quo members have insulated the C - suite from shareholders with poison pills, staggered boards and worst - in - class shareholder rights. Meanwhile, management receives compensation that significantly overpays for their track record of underperformance. • Existing Board members, protected by staggered three - year terms, have a track record of value destruction and limited experience in scaling companies. Their M&A experience is predominantly in selling failed entities. Directors have been net sellers of SBOW equity since 2017. • The Board needs truly independent directors, with a history in turning around/repositioning entrenched companies who are open to fully and fairly assessing all value - enhancing alternatives. SilverBow’s Shareholders Are Demanding Change Shareholders have been vocal in their desire for change. Now is the time for board refreshment with qualified, independent nominees who can position the Company for long - term success. A Pivotal Point in the Industry An U nderperforming Leadership T eam Management Focused on Self - Preservation Worst - in - Class Governance An Unaccountable Board Time for Change with High - Quality, Independent Nominees

7 / $60Bn, Oct - 23 / $5Bn, Jan - 24 / $12Bn, Jan - 24 As E&P companies fight for scale and relevance with investors, 2023 represented an inflection point in M&A activity. The industry trend is now firmly established through 1Q2024, with companies in a race to gather increasingly scarce high - quality inventory and realize operational efficiencies . The U.S. E&P Industry Stands at an Inflection Point Source: Bloomberg $206 Bn $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 1998 2003 2008 2013 2018 2023 $Bn / $4Bn, Feb - 24 Pivotal LTM for E&P M&A / $26Bn, Feb - 24 Pre - 2023 Avg: $100Bn US E&P Transaction Volume By Year See slides 24 - 28

8 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x 300 600 1,200 2,400 4,800 9,600 EV/'24E EBITDA (x) 2024E Production (MMcfe/d) Among the companies in the XOP, scale has a high correlation with valuation multiple. SBOW is an outlier with the lowest EV / EBITDA of its peers , in part due to the Board and m anagement team’s failed strategy, worst - in - class governance and corresponding subscale status. E&Ps are in a Race for Relevance with Investors as Scale Drives Multiples Source: FactSet and market data as of 4/12/24. Note: Peer group shown on page includes APA, AR, CHK, CHRD, CIVI, CNX, COP, CRGY, CRK, CTRA, DVN, EOG, EQT, FANG, KOS, MGY, M NR, MRO, MTDR, MUR, NOG, OVV, OXY, PR, PXD, RRC, SM, TALO. Antero Resources Enterprise Value and EBITDA not reflective of equity method investment in Antero Midstream. 1 XOP defined as an index of 52 holdings representative of the S&P Oil & Gas Exploration & Production Industry . SBOW SBOW is in the bottom 10% of the XOP 1 in terms of market capitalization and lags its peers The status quo must change for the Company to realize its true potential and prevent being left further behind See slides 26 - 29

9 Kimmeridge Active Involvement Kimmeridge’s Annualized TSR 2 Track Record Proxy Performance Peer Status 1 • Filed for Chapter 11 • Acquired • Active • Filed for Chapter 11 / Re - emerged SilverBow in Danger of Being Left Behind Source: Public disclosure, FactSet. 1 Since SilverBow bankruptcy reemergence 5/3/2016. 2 As of the later of first trade after bankruptcy, initial public offering, or SilverBow bankruptcy reemergence 5/3/2016 through unaffected date of 2/21/ 2024. 6 9 19 2 36 Peers * * *Denotes Acquired Companies Active SBOW Proxy Performance Peers Companies with Kimmeridge involvement have averaged 28% TSR %$7/ 97/( &5*< 5(, $03< %5< 55& 6' $5 (47 6%2: 3'&( &75$ 60 299 &1; 5(3; &,9, &5. 0*< (5) *325 &+. &5& &+5' A look at SilverBow’s proxy peer set shows the significant risks faced by subscale E&P companies. It is imperative that the Board consider all paths to maximize value, without prioritizing personal outcomes . Kimmeridge has a track record of identifying companies with strong potential. We believe a key ingredient to these companies’ success has been independent, effective Board oversight. See slides 24 - 26 %DQNUXSW $FTXLUHG $FWLYH 5H HPHUJHG

The Eagle Ford is Primed for Consolidation

Kimmeridge

The Eagle Ford basin, where SBOW operates, is the most disaggregated major basin in the U.S. Consolidation in the basin is inevitable and **SBOW could lead and create significant value for all shareholders if it changed its status quo approach**.

HH Index Across U.S. Oil and Gas Basins[1]



Least Consolidation Opportunities
Most Consolidation Opportunities
DJ 2,572
Haynesville 1,665
Midland 1,288
Uinta 1,118
Appalachian 1,015
PRB 1,008
Montney 859
Bakken 854
Anadarko 721
Delaware 711
Eagle Ford 593
Opportunity for consolidation

If SBOW does not act, a competitor will

Source: Enverus, Kimmeridge.

[1] The Herfindahl-Hirschman Index (HHI) is a commonly-accepted measure of market concentration that is calculated by squaring the market share of each competitor in the market and then summing the resulting numbers. Larger numbers indicate higher concentration.

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11 16% 25% (18%) (14%) (20%) (3%) (10%) 60 - day Share Price Performance vs. XOP SBOW’s M&A strategy has grown the Company, but the market has not reacted positively. This strategy has saddled SBOW with its subscale status and high leverage, foreclosing its ability to scale as a buyer . $5.4 $4.9 $4.1 $4.0 $2.6 $2.0 Enterprise Value ($Bn) Logical M&A Partners are Larger and Less Levered Market Reaction to SBOW Deals SBOW’s M&A Prioritizes Empire Building Over Value Creation Source: FactSet as of 4/12/2024 and respective company filings. $157,056 Aug - 21 Aug - 23 1.2 x 2.8x 1.1x 0.9x 1.5x 1.0x 1.6x $157.1 Current Leverage 2 nd Highest Leverage Among Potential Partners See slides 31 - 33

12 SilverBow’s M&A framework has neither propelled the Company to relevance nor generated meaningful value for shareholders. On a debt - adjusted basis, the Company’s per - share production and proved reserves metrics have stayed relatively flat since 2017 (the year current CEO was hired). Proved Reserves per Debt - Adjusted Share 1 Annual Production per Debt - Adjusted Share 1 462 497 327 99 354 423 416 0 100 200 300 400 500 600 2017 2018 2019 2020 2021 2022 2023 8,436 9,902 5,506 1,634 6,422 9,608 8,568 0 2,000 4,000 6,000 8,000 10,000 12,000 2017 2018 2019 2020 2021 2022 2023 Claims of Successful M&A Ring Hollow Source: Company filings, FactSet. 1 Per - share metrics calculated by converting Company’s quarterly debt balances to equivalent shares at the average share price pe r quarter. 2 TSR measured through the unaffected date of 2/21/2024. ( Mboe per million shares) ( Mboe per million shares) TSR during CEO Woolverton’s tenure i s ( 4%) while the XOP is up 4% 2 See slides 28 - 31

13 (100%) (80%) (60%) (40%) (20%) - 20% 40% 60% 80% 100% Feb-17 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Aug-22 Feb-23 Aug-23 SBOW XOP Total Shareholder Return (%) Through the cycle, SBOW has underperformed the XOP and provided negative 4% total shareholder return. A holistic look at performance over time shows that SilverBow has delivered no real alpha for shareholders. SBOW Has Generated Negative TSR and Underperformed the XOP Since CEO Woolverton Was Hired Source: Bloomberg. Note: Performance shown through an unaffected date of 2/21/2024. CEO Woolverton’s hiring was announced on 2/28/2017. By self - selecting time periods, the Company claims to have delivered performance, when it has not SilverBow’s post - COVID rally driven by their beta to the commodity XOP: 4% SBOW: (4) % COVID - 19

14 131% 104% 100% 128% 197% 140% 157% (12%) (20%) (58%) (46%) 310% 30% 3% (4%) 2017 2018 2019 2020 2021 2022 2023 2024 Management Payout as % of Target SBOW TSR Average: 137% Since Mr. Woolverton was hired, he has received above target pay and delivered negative TSR 1 Regardless of the Company’s annual TSR, the Board compensates management at above - target levels. The Board paid management an average of 137% of its target bonus since 2017 despite delivering negative total shareholder returns. It is clear the Company prioritizes payouts over shareholder returns . Management Bonus as % of Target The Board Overpays Management Regardless of Performance Source: Public filings 1 Through the unaffected date of 2/21/2024. Market - wide rally following COVID vaccine rollout 170%? ? See slides 51 - 54

15 At the Board’s invitation, Kimmeridge presented the 8 separate compelling combination options shown below to drive value, one of which was a combination with Kimmeridge Texas Gas (“KTG”). Following the presentation, the Board requested that Kimmeridge submit a formal proposal to combine SBOW with KTG, with an associated equity injection to repair the balance sheet, which Kimmeridge did on March 13. KTG Lewis BP Crescent Baytex Mach CRK GPOR Scale Inventory Asset Overlap Liquidity LNG Access Executability SBOW Has Multiple Paths to Maximizing Value, But Needs Independent Directors Committed to a Full and Fair Assessment Source: Kimmeridge analysis. As the Company’s largest shareholder, Kimmeridge was focused on encouraging the Board to assess many paths to drive value and escape its status quo rut

16 The KTG Combination was a financed, compelling, accretive and credit - enhancing premium proposal , offering all shareholders a unique opportunity to become a more resilient company , positioned to lead the next phase of consolidation in the Eagle Ford. Market Response (Price Performance) KTG Combination Terms • On March 13, 2024, at the Board’s invitation, Kimmeridge offered to combine KTG assets and inject an additional $500MM of equity to pay down SBOW debt in exchange for SBOW shares valued at $34 / share • $34 / share represented a 21% premium to SBOW’s unaffected share price as of 2/21/2024 • The proposed combination was accretive on key metrics and provided necessary scale for SBOW • The proposed combination created a clear path to a clean balance sheet and the commencement of a dividend policy in 2025 • On April 16, 2024, following a marked lack of engagement, Kimmeridge withdrew its offer SBOW Stock Outperformed upon Kimmeridge’s Offer and Woefully Underperformed After SilverBow’s Lack of Engagement Source: Bloomberg 1 Market reaction reflects 2 - day price performance following key event dates of 3/12/24, 3/27/24 and 4/15/24 respectively. 2 Measured out of 45 upstream public equities. Kimmeridge Makes Public Offer 1 Kimmeridge Withdraws Offer 1 6%2: &RPPRGLWLHV ;23 3HUIRUPDQFH *URXS 8SVWUHDP 8QLYHUVH 6%2: &RPPRGLWLHV ;23 8SVWUHDP 8QLYHUVH 3HUIRUPDQFH *URXS 6%2: &RPPRGLWLHV 3HUIRUPDQFH *URXS 8SVWUHDP 8QLYHUVH ;23 SBOW was the worst - performing upstream equity twice: once upon rejecting the offer, and again when Kimmeridge pulled the offer 2 SBOW Rejects Offer 1 See slides 37 - 43

SBOW Feigns Engagement to Maintain the Status Quo

Kimmeridge

The Board has repeatedly feigned engagement, either through requesting significantly out-of-market share price premiums or flat-out rejecting above-market premiums.

Engagement Summary | Kimmeridge Indication of Interest & SBOW Counter (% Premium)



2022
SBOW requests KTG pay 15% premium to be a minority partner
Avg. precedent premium since 2022[1]
–
15%
Kimmeridge Indication
SBOW Counter
2023
SBOW counters with unreasonable premium
24%
47%
Kimmeridge Proposal
SBOW Counter
2023
SBOW flat-out rejects without a counter
38%
?
–
Kimmeridge Proposal
SBOW Counter
2024[2]
SBOW specifically requests proposal from Kimmeridge in writing; upon receiving, does not engage
29% with equity issuance premium
21%
?
–
Kimmeridge Proposal
SBOW Counter

We have seen how this Board has treated Kimmeridge, which leads us to question: How have they treated other proposals?

See slides 37-43

Note: SBOW 2022 counter premium represents value over 30-day VWAP; other shown premiums represent offer price vs. prior-day share price.
[1] Reflects average 1-day premium to closing stock prices of U.S. E&P acquisitions of greater than $500MM since August 2022. [2] Kimmeridge proposal represents 1-day premium to closing price as of 2/21/2024; equity issuance premium represents benefit of not issuing additional public equity at an illustrative discount.

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A Self-Serving Cycle of Enrichment and Value Destruction

Kimmeridge

The Board's **worst-in-class corporate governance** that prioritizes itself and management over shareholder returns appears to have **permeated throughout the entire organization in a cyclical, self-serving manner**:

Management and Board built a fortress of bad governance to protect their self interests

- *Classified Board with 3-year terms*
- *Unilateral adoption of poison pill without a vote or end in sight*
- *Shareholders cannot call special meetings or fill Board vacancies*
- *Joint GC / CFO role exposes the Company to substantial risk (see p. 47-49, 55)*

Board's Compensation Committee (including nominees Wampler and Ellisor) rewards growth at all costs, at shareholders' expense

- *Nominees Wampler and Ellisor serving on Comp. Committee since 2017; in this period oversaw* ***137% avg. payout of target pay, while delivering minimal return*** *(see p. 50-51)*



A Fortress of Worst-In-Class Governance
Misaligned Incentives
Misaligned Management vs. Shareholders
Value-Destructive M&A

Management and the Board have received $65MM over the last 6 years, while consistently selling shares. Shareholders have received (4%) TSR and $0 cash distributed

- *Board directors are active net sellers of SBOW equity since 2017, and CEO Woolverton has not purchased a single share since 2018 (see p.54)*

Over 3 years the Company has undertaken 8 deals, leading to negative share price performance and an over-levered balance sheet

- *Cumulative cash outflow is >$1Bn from these acquisitions, while share price reaction to these deals is consistently negative (see p. 52-53)*

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SilverBow's Fortress of Bad Governance

Kimmeridge

The Company's **true mindset** regarding shareholder accountability is **best encapsulated in its worst-in-class governance structures**.

Classified Board

- SBOW has a classified Board with 3-year terms for directors
- In the face of this proxy contest, SBOW will not de-classify the Board until 2027

Poison Pill

- Unilaterally adopted and extended its pill since September 2022
- Board did not even make a window-dressing attempt to seek shareholder approval of the pill at the 2024 Annual Meeting

No Special Meetings

- Shareholders can only hold the Board to account at the Annual Meeting
- Shareholders cannot call special meetings

Defensive Refreshment

- No Board refreshment occurred in 7 years until Kimmeridge's involvement
- Long-tenured director did not step down until after we proposed his removal by shareholders

Dual CFO / GC Role

- SilverBow is the only domestically traded public company on the NYSE with a joint CFO / GC role

SilverBow's Worst-in-Class Governance



Shareholders Restricted from Exercising Their Rights

Super-Majority and Plurality Vote Standards

- Only amidst this proxy context did SBOW propose to reverse its plurality director vote standard and its super-majority vote requirements to amend certain Charter provisions

See slides 46-56

19

Incumbent Nominees' Questionable Track Record

Kimmeridge

We have serious questions regarding the Company's nominees' lack of independence, a strategy-aligned skillset, respect for corporate governance and shareholder accountability. We believe they will perpetuate the same, tired status quo.

	Gabriel Ellisor	Charles Wampler	Kathleen McAllister
Representative for Shareholders?	No *Appointed to Board via expired 2016 Nomination Agreement with Senior Noteholders*	No *Appointed to Board via expired 2016 Nomination Agreement with Senior Noteholders*	Yes *Defensive appointment*
Transactional Expertise?	No	No	No
	In interviews with our nominees, the participating Board members shared their belief that the only person on the Board with transaction experience is Chairman Rowland		
Commitment to Best-In-Class Corporate Governance?	No	No	No
SBOW TSR During Board Tenure	2.6% *Annualized*	2.6% *Annualized*	6.4% *Annualized*
Buyer of SBOW Equity?	No	No	No
Seller of SBOW Equity?	Yes	Yes	No
Public Company C-Suite Experience?	No	No	Yes *Transocean's TSR was negative 15% during her tenure*

See slides 58-65

Source: Bloomberg.

20

Our Nominees Have the Skillsets Necessary to Ensure a Sustainable Future for SBOW

Kimmeridge

Our nominees are E&P industry leaders who will undertake a fresh, deeply thoughtful, highly-informed and independent assessment of SBOW's strategy and governance.



Douglas Brooks

Named one of America's Top 100 Directors by the NACD in 2022, Mr. Brooks is a highly respected, veteran public company CEO and independent board member with a track-record of being asked to lead oil & gas public companies as they navigate significant strategic challenges. He has served on all key public Board committees.



Carrie Fox

Ms. Fox is an oil & gas executive and public company Board member with extensive transactional, strategic leadership, asset management, and operational experience. Her team won the S&P Global Platts' Global Energy Award "Corporate Deal of the Year" in 2018.



Katherine Minyard

Ms. Minyard has spent her whole career focused on capital markets in the U.S. and global oil & gas industry, with specific expertise in financial analysis, valuation and capital allocation through her positions as a leading sell-side analyst and investor. She understands both the shareholder mindset and the Board member mindset in this dynamic industry.

Our nominees have the necessary skillsets to challenge the status quo:

- ✓ **Strategic Transformation Expertise**
- ✓ **Established Shareholder Value Creation Record**
- ✓ **Operational Excellence**
- ✓ **Capital Markets Experience**
- ✓ **Capital Allocation Expertise**
- ✓ **Industry Experience**
- ✓ **Best-In-Class Corporate Governance Commitment**
- ✓ **Sustainability Commitment and Leadership**

See slides 68-78

21

22 Kimmeridge’s Expertise in Driving Positive Change Kimmeridge is a first - mover in diagnosing and capitalizing on the industry’s ailments – at scale. Over the past decade, our investments, engagement and thought leadership have delivered differentiated returns for our investors, attracted diverse, best - in - class talent to our organization and set the foundation for sustained growth. Driving Industry Consolidation Adopting an Improved Business Model Raising ESG Standards Building New Business Models Cultivating Industry Partnerships See Appendix 1

The Board’s Status Quo Approach How SBOW’s Subscale Market Position Drives Its Underperformance and Dooms It to Long - Term Irrelevance

It's Clear to Everyone Except SBOW What Upstream Investors Want

Kimmeridge

- **The U.S. Upstream Industry is rapidly consolidating in a race for relevance**
- **As the capital pool available for upstream oil and gas has declined, the competition for capital has increased with investment increasingly concentrated in a few names**
- **Investors have increasingly focused on companies that have:**
  - Scale: Minimum relevance $5Bn, but increasing multiple with scale and inventory
  - Capital Efficiency: High recycle ratios, high-quality inventory, high cash margins, and low reinvestment rates
  - A Strong Return-of-Capital Policy: Framework around dividends and potential buybacks
  - Best-in-Class ESG

THE WALL STREET JOURNAL.

"Producers with the largest scale tend to command the highest valuation"

December 1, 2023

THE WALL STREET JOURNAL.

"'The most prudent thing for these companies to do is preserve their balance sheet'"

December 11, 2023

Bloomberg

"Even after a record $200 billion dealmaking frenzy last year, US oil and gas producers haven't consolidated nearly enough"

April 4, 2024

Other SilverBow Shareholders Have Had Enough of the Status Quo | Excerpts From Riposte Capital

"We are particularly concerned that you [the Board] have adopted corporate governance practices prejudicial to the interests of your shareholders"

June 2023

Members of the Board "have done everything within [their] power to deter potential acquirers of [SBOW] in the midst of an ongoing wave of logical consolidation"

November 2023

"Repeatedly ignoring shareholders' interests has become somewhat standard practice for SilverBow, as management and the Board have pursued their own agenda at the expense of shareholders"

March 2024

Source: PRNewswire, Bloomberg, Wall Street Journal.

24

25 Consolidation offers SBOW a unique opportunity to become a more resilient company that is positioned to drive growth and lead the next phase in the Eagle Ford as the basin’s preeminent pure - play operator. SilverBow can build a peer - group - leading South Texas Champion that: 1) Drives the consolidation in the Eagle Ford and broader South Texas region, resulting in greater scale and an expanded multiple 2) Integrates gas sales into the international market through LNG, expanding returns and lowering price volatility 3) Has best - in - class inventory of 15 years or more 4) Sets the standard for capital efficiency, cash margins, returns and return of capital to investors 5) Delivers best - in - class corporate governance and environmental performance The Company could build a template from CIVI which built a dominant single - basin position (see slides 87 - 89) Key challenges created by the incumbent Board and management team’s status quo approach are: 1) A depressed multiple (driven by a lack of scale and bottom quartile corporate governance), which makes stock transactions unattractive 2) An over - leveraged balance sheet , with >50% of FCF allocated to interest expense 3) A lack of access to capital markets , which restricts available cash for transactions The Opportunity | Creating a South Texas Champion

The Eagle Ford is Primed for Consolidation

Kimmeridge

The Eagle Ford basin, where SBOW operates, is the most disaggregated major basin in the U.S. Consolidation in the basin is inevitable and **SBOW could be positioned to lead** and create significant value for all shareholders if it changed its status quo approach. If SBOW does not act, a competitor will.

HH Index Across U.S. Oil and Gas Basins[1]


Least Consolidation Opportunities
DJ 2,572
Haynesville 1,665
Midland 1,288
Uinta 1,118
Appalachian 1,015
PRB 1,008
Montney 859
Bakken 854
Anadarko 721
Delaware 711
Eagle Ford 593 Opportunity for consolidation
Most Consolidation Opportunities

If SBOW does not act, a competitor will

Source: Enverus, Kimmeridge.

[1] The Herfindahl-Hirschman Index (HHI) is a commonly-accepted measure of market concentration that is calculated by squaring the market share of each competitor in the market and then summing the resulting numbers. Larger numbers indicate higher concentration.

26

27 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x 9.0x 10.0x 300 600 1,200 2,400 4,800 9,600 EV/'24E EBITDA (x) 2024E Production (MMcfe/d) Among the companies in the XOP, scale has a high correlation with valuation multiple. SBOW is an outlier with the lowest EV / EBITDA of its peers , in part due to the Board and m anagement team’s failed strategy, worst - in - class governance and corresponding subscale status. E&Ps are in a Race for Relevance with Investors as Scale Drives Multiples Source: FactSet and market data as of 4/12/24. Note: Peer group shown on page includes APA, AR, CHK, CHRD, CIVI, CNX, COP, CRGY, CRK, CTRA, DVN, EOG, EQT, FANG, KOS, MGY, M NR, MRO, MTDR, MUR, NOG, OVV, OXY, PR, PXD, RRC, SM, TALO. Antero Resources Enterprise Value and EBITDA not reflective of equity method investment in Antero Midstream. 1 XOP defined as an index of 52 holdings representative of the S&P Oil & Gas Exploration & Production Industry . SBOW SBOW is in the bottom 10% of the XOP 1 in terms of market capitalization and lags its peers The status quo must change for the Company to realize its true potential and prevent being left further behind

28 SilverBow’s EV / NTM EBITDA multiple discount has widened since January 2021 from 1.5x to 2.0x in February 2024. The subscale nature of the Company makes it difficult to execute M&A effectively , but M&A is required to scale and narrow the widening valuation gap. 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x 5.0x 5.5x Jan-21 Apr-21 Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Apr-23 Jul-23 Oct-23 Jan-24 SilverBow Has Underperformed Peers Since 2021 Source: Public disclosure, FactSet data through the unaffected date of 2/21/2024. 1 Valuation gap based on EV / NTM EBITDA metric. 2 Active performance peers include AMPY, AR, BRY, CHK, CIVI, CNX, CPE, CRC, CRGY, CRK, CTRA, EQT, GPOR, MGY, REI, REPX, RRC, SM, VTLE. SD & BATL not included in graph as no research forward looking estimates per FactSet. Avg. Active Performance Peers 2 SilverBow Valuation Gap 1 Between SBOW and Its Peers Has Widened Since January 2021 Announced Sundance Acquisition (2.0x) 2.4x 4.4x 3.1x 4.6x (1.5x) Announced CHK STX Acquisition See slides 30 - 31 for further information on the Company’s value - destructive M&A history EV / NTM EBITDA (x)

29 SBOW publicly touts its performance since January 2021, conveniently leaving out that the TSR prior to that date was negative 82%. In other words, the stock lost $24 /share in value before regaining $23/share . (200%) (150%) (100%) (50%) - 50% 100% 150% 200% Feb-17 Aug-17 Feb-18 Aug-18 Feb-19 Aug-19 Feb-20 Aug-20 Feb-21 Aug-21 Feb-22 Aug-22 Feb-23 Aug-23 Total Shareholder Return (%) [] SBOW’s Communication About Its Shareholder Return Metrics Insults the Intelligence of Its Shareholders Source: Bloomberg Note: Performance shown through an unaffected date of 2/21/2024. CEO Woolverton’s hiring announced on 2/28/2017. SBOW Selective Lookback From its Materials The SBOW Board and management team’s self - congratulatory stance for almost returning to shareholders the value that was lost is indicative of the need for change at SBOW.

30 (5%) (4%) 18% 18% (5%) (29%) (9%) (29%) (33%) 10% 4% 3% 8% (5%) (8%) Sep-2016: Marc Rowland Hired as Board Chairman Feb-2017: Sean Woolverton Hired as CEO Aug-2021: SBOW Acquires San Isidro Aug-2021: SBOW Acquires Assets from Post Oak Oct-2021: SBOW Acquires Teal Apr-2022: SBOW Acquires Sandpoint and Sundance Sep-2022: SBOW Implements Poison Pill Aug-2023: SBOW Acquires CHK STX Rich Asset Sep-2023: SBOW Issues Equity to Fund CHK Deal SBOW XOP SBOW’s core leadership team – Sean Woolverton (CEO), Marc Rowland (Chair), and former noteholder appointees and incumbent Director nominees Gabriel Ellisor and Charles Wampler – are responsible for destroying shareholder value over all relevant timeframes . A Track Record of Destroying Value Source: Bloomberg, public company filings 1 Performance represents total shareholder return from announcement date of key event through the unaffected date of 2/21/2024. (15%) v. XOP (8%) v. XOP (22%) v. XOP (45%) v. XOP (32%) v. XOP (17%) v. XOP (24%) v. XOP (25%) v. XOP SBOW vs. XOP Total Shareholder Return From Key Event to Present 1 Total Shareholder Return (%) 45% 79% 40% 57% (34%) v. XOP 79% Key Events

31 SilverBow’s M&A framework has neither propelled the Company to relevance nor generated meaningful value for shareholders. On a debt - adjusted basis, the Company’s per - share production and proved reserves metrics have stayed relatively flat since 2017 (the year current CEO was hired). Proved Reserves per Debt - Adjusted Share 1 Annual Production per Debt - Adjusted Share 1 462 497 327 99 354 423 416 0 100 200 300 400 500 600 2017 2018 2019 2020 2021 2022 2023 8,436 9,902 5,506 1,634 6,422 9,608 8,568 0 2,000 4,000 6,000 8,000 10,000 12,000 2017 2018 2019 2020 2021 2022 2023 Claims of Successful M&A Ring Hollow Source: Company filings, FactSet. 1 Per - share metrics calculated by converting Company’s quarterly debt balances to equivalent shares at the average share price pe r quarter. 2 TSR measured through the unaffected date of 2/21/2024. ( Mboe per million shares) ( Mboe per million shares) TSR during CEO Woolverton’s tenure i s ( 4%) while the XOP is up 4%

Without Scale, Continued Stock Issuance Will Destroy More Value…

Kimmeridge

SilverBow's recent equity offering resulted in a loss of shareholder value; the Board's M&A strategy has failed to achieve the necessary scale to effectively raise equity capital…but that hasn't stopped the Board from trying.

Last 6 Month "All-In" Equity Discounts For Upstream Issuances



Mkt Cap <$1Bn
Riley Exploration Permian
(24%)
Mkt Cap <$1Bn
SilverBow Resources
(18%)
Mkt Cap >$1Bn
Vital Energy
(13%)
Mkt Cap >$1Bn
Talos Energy
(10%)
Mkt Cap >$1Bn
Crescent Energy
(13%)
Smallest Mkt Cap
Largest Mkt Cap

Avg. Offer / File Discount[1] (%) Since 2020



Sub $1Bn Mkt. Cap
(20%)
> $1 Bn Mkt. Cap
(11%)

~2x

Subscale companies, like SilverBow, have roughly double the discount on equity issuances vs. larger peers, a fact leadership should take into consideration

Source: FactSet, Bloomberg, Public Filings.
Note: E&P issuance transactions not inclusive of block deals. All-in equity discount includes underwriting discount.
[1] Offer / file discount represents the "Offer Price" relative to last trading day closing price before equity offering filing.

32

…But SilverBow Seems Intent on Destroying Shareholder Value

Kimmeridge

Despite its disadvantaged size and knowing Kimmeridge was willing to purchase shares at market, SBOW issued equity on September 12, 2023 at a massive discount, destroying shareholder value.

SBOW September Issuance

($mm, unless noted)	
Deal Size	$148
"All-In" Discount (%)	(18%)
Implied Value of Shares	$179
Value Destroyed	**$31**
% Primary Shares	70%
Forfeited Shareholder Value	**$22**

SilverBow Equity Issuance Premium / (Discounts)



Approved by Board members
Rejected by Board members
21%
(18%)
September 2023 Issuance
Kimmeridge Proposed Equity Injection

The Board's actions show it is willing to destroy value and dilute shareholders to entrench themselves

Source: Public company filings
Note: Discount shown reflects an "All-In" discount inclusive of underwriting discount measured from unaffected date. Kimmeridge Proposed Equity Injection represents $34 offered injection price measured against SilverBow unaffected date of 2/21/2024.

33

Summary | Inorganic Growth Masks Leadership's Underperformance and Status Quo Approach

Kimmeridge

At this pivotal moment for the U.S. E&P industry, SilverBow is in **danger of being left behind**. The Company's poor M&A framework has **failed to generate value for shareholders**, and all the while, leadership **continues its deceptive, self-congratulatory tone**.

1 **Consolidation offers SBOW a unique opportunity to become a more resilient Company as the preeminent pure-play Eagle Ford shale operator, where SBOW operates**

- The Eagle Ford basin is the most disaggregated in the U.S. ***If SBOW does not act, a competitor will***

2 **Meanwhile, recent M&A has neither propelled SBOW to relevance nor generated meaningful value creation**

- The Company's debt-adjusted per-share production and proved reserves metrics have stayed ***roughly flat since CEO's hiring***
- The Company ***raises equity capital at a steep discount due to its subscale nature***, despite knowing Kimmeridge was willing to purchase shares at market

3 **Among its peers, SBOW's valuation is an underperforming outlier with the lowest EV / EBITDA, in large part due to the Board and management team's failed strategy, balance sheet destruction, and corresponding subscale status**

- SilverBow's ***EV / NTM EBITDA multiple discount from performance peers has widened in recent years***
- Effective M&A is required to scale and narrow the widening valuation gap, but we believe SBOW's ***subscale nature and entrenched leadership makes this difficult to execute***

4 **While failing to perform at a critical juncture, the Board takes a self-congratulatory stance for poor performance**

- SBOW's core leadership team – Sean Woolverton (CEO), Marc Rowland (Chair), and former noteholder appointees Gabriel Ellisor, Charles Wampler, and Michael Duginski (recently stepped down) – are ***responsible for overseeing the destruction of shareholder value over all relevant timeframes***
- SBOW's ***publicly-touted TSR metrics neglect to mention that TSR prior to their cherry-picked date was (82%)***[1]

Source: Bloomberg.
[1] TSR shown from CEO Woolverton's hiring to unaffected date of 2/21/2024.

34

SilverBow’s Paths to Maximize Long - Term Value for All Shareholders And How the Board has Blocked Changes to the Status Quo at Every Turn

36 At the Board’s invitation, Kimmeridge presented the 8 separate compelling combination options shown below to drive value, one of which was a combination with KTG. Following the presentation, the Board requested that Kimmeridge submit a formal proposal to combine SBOW with KTG, with an associated equity injection to repair the balance sheet, which Kimmeridge did on March 13. KTG Lewis BP Crescent Baytex Mach CRK GPOR Scale Inventory Asset Overlap Liquidity LNG Access Executability SBOW Has Multiple Paths to Maximizing Value, But Needs Independent Directors Committed to a Full and Fair Assessment Source: Kimmeridge analysis. As the Company’s largest shareholder, Kimmeridge was focused on encouraging the Board to assess many paths to drive value and escape its status quo rut

37 The KTG Combination was a financed, compelling, accretive and credit - enhancing premium proposal , offering all shareholders a unique opportunity to become a more resilient company , positioned to lead the next phase of consolidation in the Eagle Ford. Market Response (Price Performance) KTG Combination Terms • On March 13, 2024, at the Board’s invitation, Kimmeridge offered to combine KTG assets and inject an additional $500MM of equity to pay down SBOW debt in exchange for SBOW shares valued at $34 / share • $34 / share represented a 21% premium to SBOW’s unaffected share price as of 2/21/2024 • The proposed combination was accretive on key metrics and provided necessary scale for SBOW • The proposed combination created a clear path to a clean balance sheet and the commencement of a dividend policy in 2025 • On April 16, 2024, following a marked lack of engagement, Kimmeridge withdrew its offer SBOW Stock Outperformed upon Kimmeridge’s Offer and Woefully Underperformed After SilverBow’s Lack of Engagement Source: Bloomberg 1 Market reaction reflects 2 - day price performance following key event dates of 3/12/24, 3/27/24 and 4/15/24 respectively. 2 Measured out of 45 upstream public equities. Kimmeridge Makes Public Offer 1 Kimmeridge Withdraws Offer 1 6%2: &RPPRGLWLHV ;23 3HUIRUPDQFH *URXS 8SVWUHDP 8QLYHUVH 6%2: &RPPRGLWLHV ;23 8SVWUHDP 8QLYHUVH 3HUIRUPDQFH *URXS 6%2: &RPPRGLWLHV 3HUIRUPDQFH *URXS 8SVWUHDP 8QLYHUVH ;23 SBOW was the worst performing upstream equity twice: once upon rejecting the offer, and again when Kimmeridge pulled the offer 2 SBOW Rejects Offer 1

SBOW Feigns Engagement to Maintain the Status Quo

Kimmeridge

The Board has repeatedly feigned engagement, either through requesting significantly out-of-market share price premiums or flat-out rejecting above-market premiums.

Engagement Summary | Kimmeridge Indication of Interest & SBOW Counter (% Premium)



2022
SBOW requests KTG pay 15% premium to be a minority partner
2023
SBOW counters with unreasonable premium
2023
SBOW flat-out rejects without a counter
2024[2]
SBOW specifically requests proposal from Kimmeridge in writing; upon receiving, does not engage
Avg. precedent premium since 2022[1]
–
15%
24%
47%
38%
?
–
29% with equity issuance premium
21%
?
–
Kimmeridge Indication
SBOW Counter
Kimmeridge Proposal
SBOW Counter
Kimmeridge Proposal
SBOW Counter
Kimmeridge Proposal
SBOW Counter

We have seen how this Board has treated Kimmeridge, which leads us to question: How have they treated other proposals?

See slides 37-43

Note: SBOW 2022 counter premium represents value over 30-day VWAP; other shown premiums represent offer price vs. prior-day share price.
[1] Reflects average 1-day premium to closing stock prices of U.S. E&P acquisitions of greater than $500MM since August 2022. [2] Kimmeridge proposal represents 1-day premium to closing price as of 2/21/2024; equity issuance premium represents benefit of not issuing additional public equity at an illustrative discount.

38

39 Acquirer Target Date 2/28/23 5/22/23 7/13/23 8/21/23 10/11/23 10/23/23 1/4/24 1/11/24 2/21/24 Kimmeridge Far Surpassed Upstream M&A Premiums Source: FactSet and respective company filings. Note: Transactions include U.S. domiciled corporate E&P transactions with an enterprise value over $500mm since August 2022. 1 Chesapeake / Southwestern premiums as of unaffected date of 1/4/2024 due to press release released trading hours on 1/5/2024 (1 - day premium as of actual announcement date of 1/11/2024 is (2.9%)). Premiums for Selected U.S. Upstream Acquisitions (>$500MM since August 2022) 7.4% 10.6% 1.9% 14.8% 17.8% 4.9% 13.9% 4.5% 14.8% 0% 5% 10% 15% 20% 25% 30% 35% 40% Premium of Indication of Interest to Unaffected Share Price Average Premium: 10% Kimmeridge 2023 Amended Premium: 38% Kimmeridge 2023 Initial Premium: 24% Kimmeridge 2024 Premium: 21%

SBOW Feigns Engagement to Maintain the Status Quo

Kimmeridge

The Board has consistently **hidden behind its fortress of poor corporate governance**, including its **poison pill** and **classified board structure**, to enable its stonewalling of compelling offers to maximize value on behalf of all shareholders.



Jun-22
A
Jul-22
Aug-22
Sept-22
B
C
Oct-22
Nov-22
Dec-22
Jan-23
D
Feb-23
Mar-23
E
F
Apr-23
G
May-23
H

ID	Event Description
A	Introductory call between Chairman Marc Rowland and Mr. Ben Dell, Managing Partner at Kimmeridge.
B	Kimmeridge explores sale of KTG to SBOW at cost. SBOW proposes an above-market counter requesting KTG pay a ***15% premium to be a minority partner.***
C	***SilverBow adopts a Shareholder Rights Plan ("poison pill") without a shareholder vote***.
D	At the Board's invitation, Kimmeridge engages with respect to a SilverBow acquisition.
E	SilverBow responds by ***demanding a 47% premium*** to the current share price.
F	SilverBow Board rejects a 38% premium to the then-current share price.
G	Kimmeridge asks whether Board is willing to entertain alternative transaction structures (including a merger with KTG and a tender offer, among others). ***SilverBow does not respond or provide alternative transaction structures.***
H	SBOW's poison pill was set to expire immediately following the 2023 Annual Meeting. In a surprise to all shareholders, the Board ***extends the poison pill following the 2023 Annual Meeting without seeking a shareholder vote***.

40

Through Present Day, SBOW Prioritizes Self-Preservation at the Expense of All Shareholders

Kimmeridge

Most recently, **the Company refused to discuss Kimmeridge's financed, premium proposal, *never* engaging** in good faith negotiations, undertaking a real due diligence process, or delivering a counterproposal. We learned of their rejections only through their public proxy solicitation materials.



Jun-23
Jul-23
Aug-23
Sept-23
Oct-23
Nov-23
I
Dec-23
Jan-24
J
Feb-24
K L M
Mar-24
N O P Q R S T
Apr-24
May-24

ID	Event Description
I	Mr. Rowland informs Mr. Dell of an upcoming block sale and asks if Kimmeridge would be interested in purchasing the block. Mr. Dell reminds him that this would not be possible, as the poison pill was still in place.
J	Mr. Dell meets with CEO Woolverton to discuss strategic paths to create value, including, but not limited to, a potential combination with KTG.
K	Concerned about the Company's track record of stonewalling and prioritizing the value-destructive status quo, Kimmeridge ***nominates three independent, highly-qualified nominees*** to the Board.
L	Mr. Dell is invited to meet with the Board. Kimmeridge presents ***multiple ideas to unlock value***, including 8 alternative industry transactions.
M	Mr. Woolverton calls Mr. Dell and informs him of the Board's interest in receiving a formal proposal for the contemplated KTG merger and equity injection.
N	SilverBow publishes its misleading 8-K about Kimmeridge, mischaracterizing discussions and ***failing to mention its days-old request for a formal proposal***.
O	At the Board's request, Kimmeridge submits its ***premium, compelling offer*** to combine KTG with SilverBow and associated $500MM equity investment. ***The Company is silent for 2 weeks.***
P	SilverBow ***rejects the offer but also requests more information to diligence the offer.***
Q	***Kimmeridge provides requested information and releases data to the public domain. SBOW does not reply for weeks.***
R	SilverBow publicly requests additional data, most of which was either already provided or irrelevant to the transaction.
S	Kimmeridge ***promptly provides requested information and releases data to the public domain.*** Kimmeridge notes all data requested has been prepared in a ***data room with which the Company did not engage or diligence***. Kimmeridge asks for an initial view on relative value.
T	SilverBow ***does not engage or respond***. Kimmeridge withdraws its offer to ***focus on Board refreshment to position the Company for success.***

41

SBOW Refused to Engage in a Good Faith Process

Kimmeridge

A comparison of SBOW's actions with market norms makes clear **they never made a good faith attempt to engage on the March 13 proposal** – a proposal they, themselves, requested.

Milestone	Standard Practice Reply	SilverBow Reply
February 26, 2024 *SilverBow Requests a Formal Merger Proposal from Kimmeridge*	✓ Prepare to review offer with advisors and begin confidential discussions	× Publish an inflammatory 8-K mischaracterizing discussion and attacking Kimmeridge before the requested offer is received
March 13, 2024 *Kimmeridge Publicly Provides Financed Offer at a Premium to SilverBow's Share Price*	✓ Engage with Kimmeridge (within ~3 business days) ✓ Sign NDA and enter data room to adequately review transaction	× Never engage; told shareholders they didn't think the relative value was correct × 15 days later (3/28/24) sent letter to Kimmeridge "conclude[ing] Kimmeridge's proposal substantially undervalues SilverBow" despite not asking a single diligence question. Only after rejecting did they request more information × Never request access to data room
April 1, 2024 *Kimmeridge Publicly Provides SilverBow's Requested Information to Public*	✓ Again, engage shortly thereafter (within ~3 business days) ✓ Sign NDA and enter data room to adequately evaluate transaction	× 8 days later (4/9/24) request additional information; much of the requested information is irrelevant to proposal × Never request access to data room
April 11, 2024 *Kimmeridge Publicly Provides Further Requested Information from SilverBow and Requests a View on Relative Value*	✓ Again, engage shortly thereafter ✓ Provide preliminary view on relative value of the proposal following signing of NDA and evaluation of data room	× Never engage × Never request access to data room

We believe SilverBow never intended to evaluate the proposed transaction and planned to delay as long as possible to muddy the proxy contest. Kimmeridge withdrew the offer on April 16 to focus on board refreshment with highly qualified, independent nominees.

42

The Market Has Spoken: Shareholders Hoped for Meaningful Engagement, and Were Let Down When the Board Failed Them

Kimmeridge

Since Kimmeridge's re-engagement with SilverBow became public, SilverBow outperformed the XOP by as much as 10%. After it became clear the Company never intended to constructively engage, Kimmeridge rescinded its March 13 proposal on April 16, 2024. Since then, the stock has dropped 7% and has significantly underperformed the XOP.

SBOW and XOP Share Price Performance Since Most Recent Engagements in 2024[1]



35%
30%
25%
20%
15%
10%
5%
0%
(5%)
February 21st
Kimmeridge makes director nominees and proxy contest public via Schedule 13D amendment
March 1st
SilverBow releases 8-K attacking Kimmeridge
March 13th
As requested by the Board, Kimmeridge makes public proposal to inject $500mm of equity and merge KTG with SBOW
5%
March 28th
SilverBow "rejects" transaction and requests information to diligence the transaction
%)
April 1st
Kimmeridge provides and makes public requested data to SilverBow
April 9th
SilverBow requests additional public disclosure of KTG assets
April 11th
Kimmeridge files Definitive Proxy and releases additional KTG data; asks the Company to counter with relative value by April 15
April 16th
Kimmeridge withdraws offer
(7%)
SilverBow
XOP

Reflecting the market's hopes for engagement, SBOW outperformed the XOP on recent Kimmeridge news. Once the Board's status quo, self-serving approach was made publicly clear, the stock continued its underperforming trajectory.

Source: FactSet, public disclosure, and market data as of 4/17/2024.

[1] Market reaction reflects 2-day price performance following key event dates of 3/12/24, 3/27/24 and 4/15/24 respectively.

43

Summary | Kimmeridge Has Long Believed in SBOW's Value Potential, Which Our Nominees Will Help Unlock

Kimmeridge

As the Company's largest shareholder, Kimmeridge has always focused on encouraging the Board to assess many paths to escape its status quo rut. We believe a refreshed Board with our highly qualified, independent nominees is the only way to prevent stonewalling and position SBOW for long-term success.

1. **The Board has repeatedly feigned engagement, either requesting significantly out-of-market share price premiums or rejecting above-market premiums**
   - Kimmeridge has attempted to engage in good faith, with an offer that ***far surpassed average M&A premiums***

2. **Most recently, the Company refused to discuss Kimmeridge's financed, premium proposal, *never* engaging in good faith negotiations, undertaking a bona fide due diligence process, or delivering a counterproposal – despite asking Kimmeridge to submit the proposal**
   - **The Company stonewalls at every turn, and we learned of their rejections only through their public press releases and proxy solicitation materials**
   - **The Company continues to misrepresent past events; see Appendix 2 for further detail**

3. **On the news of Kimmeridge's most recent engagement with the Company, SBOW's stock outperformed the XOP, only to plummet when the market learned of the Board's failure to engage**
   - We've seen how the Company has neglected Kimmeridge's attempts to create value, which leads us to question: ***How can this Board be trusted to engage with other counterparties in any effort to maximize long-term value?***

Like all shareholders, we seek to achieve the long-term potential of the Company, and believe that our three independent, highly-qualified nominees can help effect much-needed change

44

Worst - in - Class Corporate Governance & Pay Policy The Board’s Last - Minute, Window - Dressing, Attempts Cannot Hide its Retrenchment

A Self-Serving Cycle of Enrichment and Value Destruction

Kimmeridge

The Board's **worst-in-class corporate governance** that prioritizes itself and management over shareholder returns appears to have **permeated throughout the entire organization in a cyclical, self-serving manner**:

Management and Board built a fortress of bad governance to protect their self interests

- *Classified Board with 3-year terms*
- *Unilateral adoption of poison pill without a vote or end in sight*
- *Shareholders cannot call special meetings or fill Board vacancies*
- *Joint GC / CFO role exposes the Company to substantial risk (see p. 47-49, 55)*

Board's Compensation Committee (including nominees Wampler and Ellisor) rewards growth at all costs, at shareholders' expense

- *Nominees Wampler and Ellisor serving on Comp. Committee since 2017; in this period oversaw* ***137% avg. payout of target pay, while delivering minimal return*** *(see p. 50-51)*



A Fortress of Worst-In-Class Governance
Misaligned Incentives
Misaligned Management vs. Shareholders
Value-Destructive M&A

Management and the Board have received $65MM over the last 6 years, while consistently selling shares. Shareholders have received (4%) TSR and $0 cash distributed

- *Board directors are active net sellers of SBOW equity since 2017, and CEO Woolverton has not purchased a single share since 2018 (see p.54)*

Over 3 years the Company has undertaken 8 deals, leading to negative share price performance and an over-levered balance sheet

- *Cumulative cash outflow is >$1Bn from these acquisitions, while share price reaction to these deals is consistently negative (see p. 52-53)*

46

SBOW's Worst-in-Class Governance Enabled It to Avoid Shareholder Accountability for Years…

Kimmeridge

The Company's **true mindset** regarding shareholder accountability is best encapsulated in its **worst-in-class governance structures**.

Classified Board

- SBOW has a classified Board with 3-year terms for directors
- In the face of this proxy contest, SBOW will not de-classify the Board until 2027

Poison Pill

- Unilaterally adopted and extended its pill since September 2022
- Board did not even make a window-dressing attempt to seek shareholder approval of the pill at the 2024 Annual Meeting

No Special Meetings

- Shareholders can only hold the Board to account at the Annual Meeting
- Shareholders cannot call special meetings

Defensive Refreshment

- No Board refreshment occurred in 7 years until Kimmeridge's involvement
- Long-tenured director did not step down until after we proposed his removal by shareholders

Dual CFO / GC Role

- SilverBow is the only domestically traded public company on the NYSE with a joint CFO / GC role

SilverBow's Fortress of Bad Governance



Shareholders Restricted from Exercising Their Rights

Super-Majority and Plurality Vote Standards

- Only amidst this proxy context did SBOW propose to reverse its plurality director vote standard and its super-majority vote requirements to amend certain Charter provisions

47

48 But…What About the Poison Pill? The Board’s silence on its retention of a two - years - and - counting poison pill is deafening. A Board that was at least trying to pretend to care about shareholder accountability would have put the poison pill to a shareholder ratification vote at the 2024 AGM. …And Nothing Has Changed, Despite Its Desperate, Last - Minute Window Dressing In Advance of the Annual Meeting 1 Source: SilverBow proxy statement. SBOW’s Window Dressing 1 Pulling Back the Shades to Reality “Declassify the Board and provide for the annual election of all directors” SBOW fails to mention that the Board will not be declassified until 2027 “With the recent ownership changes, the Board took significant steps to refresh its membership…” Shareholders are not so naive as to believe that this refreshment would ever have occurred if directors’ seats were not at risk at the AGM. Not a single director was brought on to the Board in the past 7 years up until January 9, 2023. Since then, and in the midst of negotiations with Kimmeridge, including the possibility of this proxy contest, the Board: Expanded its size by 2 directors Removed one of its long - standing noteholder - appointed directors Appointed 4 new directors Shareholders understand that the new appointees, hand - selected by incumbents, cannot be relied on to be a robust advocate for challenging the status quo in the boardroom “Adopt a majority voting standard in uncontested elections of directors” It speaks volumes that it took a proxy fight for the Board to consider changing these two worst - in - class governance mechanisms so they meet the bare - minimum of what is acceptable to today’s shareholders “Eliminate the supermajority vote requirements for shareholders to amend certain provisions” Investors will not be assuaged by the Company’s disingenuous efforts to hide its worst - in - class governance in the face of this pending proxy contest.

The Company's Obviously Self-Serving and Defensive Approach to Board Refreshment

Kimmeridge

The Company has taken **multiple, reactionary steps to manipulate its Board composition** to shelter incumbent directors from accountability in the face of this proxy contest.

The facts clearly show one of the most blatantly obvious examples of a defensive Board refreshment in recent corporate history:

The "Mid-Negotiation Board Stacking"

- Not a single new director was brought on to the Board in the past 7 years up until January 9, 2023
- In the midst of negotiations with Kimmeridge regarding a potential combination, including related Board composition, on Jan 9, 2023 the Board expanded its size from 7 to 9 directors, appointing Jennifer M. Grigsby and Kathleen McAllister

The "Writing on the Wall" Retirement

- Faced with our director removal proposal (since withdrawn), Christoph O. Majeske, a long-tenured director, who was 1 of 4 holdovers from the Company's expired noteholder agreements finally stepped down

The "Avoid Proxy Advisory Firm Scrutiny" Refreshment

- The Board failed to welcome ethnic diversity into its stale boardroom until ~8 weeks before this year's Annual Meeting when the Company knew it was facing significant hurdles from the proxy advisory firms' vote policies and shareholder pushback
- This, despite having the opportunity to introduce this important perspective when it recently seated 3 other directors to the Board (Mmes. Grigsby, McAllister & DeSanctis)

The "Sham Interview Process"

- The Company waited approximately 3 weeks to request interviews with our nominees and were only interviewed, in a process led by the CEO (as opposed to the "independent" directors) 3 days prior to the announcement of Mr. Jourdan
- In one interview, after sharing that SBOW was interviewing three directors separate from Kimmeridge's nominees, an SBOW director intimated to our nominee that the Board was planning to take the campaign all the way to the annual meeting, rather than reach a resolution in the best interests of shareholders
  - We were shocked, but not surprised, that the Board members would say the quiet part out loud – namely, that these interviews were a check-the-box window-dressing exercise devoid of substance or good faith

We know SBOW shareholders can see the forest for its trees.
SBOW's long-tenured incumbent directors' defensive refreshment process is disingenuous.

49

50 131% 104% 100% 128% 197% 140% 157% (12%) (20%) (58%) (46%) 310% 30% 3% (4%) 2017 2018 2019 2020 2021 2022 2023 2024 Management Payout as % of Target SBOW TSR Average: 137% Since Mr. Woolverton was hired, he has received above target pay and delivered negative TSR 1 Regardless of the Company’s annual TSR, the Board compensates management at above - target levels. The Board paid management an average of 137% of its target bonus since 2017 despite delivering negative total shareholder returns. It is clear the Company prioritizes payouts over shareholder returns . Management Bonus as % of Target The Board Overpays Management Regardless of Performance Source: Public filings 1 Through the unaffected date of 2/21/2024. Market - wide rally following COVID vaccine rollout 170%? ? See slides 51 - 54

…And Makes This Possible by Using Opaque and Malleable Executive Compensation Metrics

Kimmeridge

The SBOW executive compensation program's short-term incentives (STI) **all but guarantee payouts** for the management team. Nearly half of SBOW's short-term **executive bonuses depend on opaque assessments, subverting accountability** and pay for performance alignment:

- × **Vague "Strategic Goals" Metric:** Assigned a 25% weighting (the most across SBOW's STI categories) with minimal insight into determination other than reliance on proved reserves growth and acquisitions – creating perverse incentives to manipulate reserves forecasts
- × **Opaque D&C ROR Metric:** 20% tied to formula calculating returns on capital expenditures, which lacks methodology transparency
- × **Problematic ESG Scaler:** Bonuses multiplied based on rudimentary ESG efforts like standard sustainability reporting – low bar efforts rewarded
- × **Long-Tenured Compensation Committee:** Long-standing board members Wampler and Ellisor have been on the compensation committee for 8 years and bear responsibility for performance misalignment

A Better Approach to Short-Term Incentives



CURRENT
TSR, 10%
Production, 10%
Total OpEx, 15%
FCF, 20%
Excludes acquisition capex
D&C CapEx ROR, 20%
Strategic Goals, 25%
A BETTER APPROACH
Production, 15%
Total OpEx, 15%
TTM Debt/EBITDAX, 15%
CapEx, 15%
GHG Intensity, 15%
Absolute TSR, 25%

- Prioritize scale, operational efficiency, and capital discipline
- Incentivize financial resiliency
- Address the imperative to reduce GHG emissions
- Emphasize absolute TSR performance
- Eliminate opaque, gamed categories

Source: SEC filings.

51

52 Focusing on a single metric, the STI’s ‘Strategic Goals’, showcases how the Board has failed to select metrics that properly incentivize management. • Per SBOW’s proxy, 2023 Strategic Goals “also included balance sheet optimization for the Company to enhance liquidity ” A similar phrase was used in 2021 and curiously omitted in 2022 when SBOW’s liquidity decreased • Concerns about this methodology: Liquidity DOES NOT equate to balance sheet optimization (see below) The Board can retroactively include metrics based on results Opaque and Shifting Executive Compensation Metrics Enable Overpayment for Underperformance (Cont.) Source: Company website and filings. Aggregate MVC Costs and NTM Interest Cost per SilverBow’s 10 - K’s. Strategic Goal Commentary Omitted Metrics When Considering Balance Sheet Optimization | 2021 to 2023 ($MM unless noted) [ [ <( <( /70/HYHUDJH [ <( <( 170,QWHUHVW&RVW Annual Liquidity Increase / (Decrease) <( <( 7RWDO'HEW <( <( $JJUHJDWH09& 2EOLJDWLRQV Included in Strategic Goals Excluded from Strategic Goals Included in Strategic Goals Compensation Committee awarded management 2x the target for Strategic G oals including ‘balance sheet optimization’ ($MM unless noted) Liquidity Decreased YoY

53 The Board Consistently Rewards Management for Bad Deals …Combined With High Pay for “Strategic Goals” Value - Destructive M&A Deals… 180% 200% 200% 0% 50% 100% 150% 200% 2021 2022 2023 “Strategic Goals” Payout vs. Target Target Source: FactSet and respective company filings. Note: XOP returns exclude gross dividends. The Board has overseen an M&A strategy that resulted in consistently negative share price reactions to announced deals. Meanwhile, the Board continued to reward the management team lavishly. Aug - 21 Aug - 23 16% 25% (18%) (14%) (20%) (3%) (10%) 60 - day Share Price Performance vs. XOP

54 (100%) (80%) (60%) (40%) (20%) 0% 20% 40% 60% Jan-17 Mar-17 May-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mar-24 SBOW Indexed Price Performance 2 3 20 1 2 10 8 (2) (13) (1) (12) (3) (6) (25) (17) (17) (32) (40) (41) (2) (8) (3) (11) SBOW Management / Board Members Are Net Sellers Through Time Incumbent Board & Management Are Net Sellers of SBOW Stock Source: FactSet, Public Filings. Note: Insider buy/sell position not inclusive of RSUs or PSUs. Buy (000s) Sell (000s) Management (213) (112) Shares Bought Shares Sold Net Buy / (Sell) ~46k ~559k ~(513k) Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 SBOW Nominated Board Member Board Member CEO Woolverton has not bought a single share of SBOW since 2018 With a strongly net sell position , SBOW Board Members are active sellers of SBOW stock since 2017.

55 Joint CFO/GC Role Is “Unique” Among Public Companies Source: Public filings. 2,271 Companies on the NYSE have a separate CFO and G eneral C ounsel SBOW Combined CFO / GC Note: Plotted size is to scale by area. Among the 2,272 listed companies on the New York Stock Exchange, SilverBow is the only domestic company with a joint CFO / GC role . This exposes the Company to substantial risk s.

56 The Company’s true mindset regarding shareholder accountability is best encapsulated in its worst - in - class governance structures, including: Classified Board with 3 - year terms Unilateral adoption of a poison pill without a vote or end in sight Joint GC / CFO role, which we believe exposes the Company to substantial risk The SBOW executive compensation program’s short - term incentives are rigged for management, with opaque assessments that subvert accountability and pay - for - performance alignment: The Board paid management an average of 137% of its target bonus since 2017 despite delivering negative total shareholder return. It is clear the Company prioritizes management payouts over shareholder returns The Board has overseen an M&A policy that has consistently destroyed shareholder value. Still, the Board continued to reward the management team lavishly. Meanwhile, leadership stands unaccountable. With a strongly net sell position, SBOW Board Directors are active sellers of SBOW stock since 2017 In the same period, shareholders have received (4%) TSR and $0 cash distributed Summary | SBOW’s Self - Serving Cycle of Entrenchment and Value Destruction SilverBow’s entrenched corporate governance has perpetuated its lack of shareholder accountability for years. Despite desperate, last - minute attempts at window dressing in advance of this proxy contest, the evidence of a stale, deeply entrenched, unaccountable Board is overwhelming. Cycle Repeats

The Serious Concerns Raised by the Board’s Stale, Incumbent Nominees

The Company's Nominees Raise Serious Questions Regarding Independence and Will Perpetuate the Same, Tired, Status Quo

Kimmeridge

The Company's three incumbent nominees **fail to have the independence, capital allocation and transactional expertise necessary** to fully and fairly assess all paths forward for SBOW.





	Mr. Ellisor	Mr. Wampler	Ms. McAllister
Circumstances Regarding Board Appointment	Appointed to Board via expired 2016 Nomination Agreement by Consenting Noteholders	Appointed to Board via expired 2016 Nomination Agreement by Consenting Noteholders	1 of 2 Directors appointed to Board as "Mid-Negotiation Board Stacking" defensive refreshment
Transactional Expertise	**No**	**No**	**No**
	In interviews with our nominees, the participating Board members shared their belief that the only person on the Board with transaction experience is Mr. Rowland		
Commitment to Best-In-Class Corporate Governance	**No**	**No** — *Mr. Wampler gets a checkmark for "Corporate Governance" in the 2024 proxy skillset matrix. Curiously, that box was not checked in 2023.*	**No**
TSR During SBOW Tenure	**2.6%** *Annualized*	**2.6%** *Annualized*	**6.4%** *Annualized*
Buyer of SBOW stock?	**No** *Has only sold shares of SBOW*	**No** *Has only sold shares of SBOW*	**No**

Source: Company website and filings.

58

SBOW's Critiques Apply to Their Own Nominees

Kimmeridge

The Board's lack of self-awareness is evident when their critiques are applied to their own nominees.







	Mr. Ellisor	Mr. Wampler	Ms. McAllister
"Mixed track record, overseeing shareholder value destruction during director and executive tenures"	N/A – has not served more than a 12-month tenure outside of SilverBow	Wampler TSR at other tenures: EGC: (70%)	McAllister TSR at other tenures: TMC: (25%) BKH: (20%) Maersk: (31%) RIGP: (15%)
"No Company C-Suite Experience"	Never employed as a Public C-Suite Executive	Never employed as a Public C-Suite Executive	Served as C-Suite Executive in in an MLP subsidiary to a parent company for total of 2 years, retiring in 2016 The company's TSR was negative 15% during her tenure
"Only public director experience serving as director alongside Ben Dell"	Limited public company director service, having served total of 14 months as a public director at outside companies, split across 2 Boards, the most recent of which ended in 2018	Only public director experience at an outside company was serving alongside Mr. Ellisor (and our nominee Mr. Brooks), for a 2-year term, ending in 2018	3 boards at outside companies

Source: Company website and filings.
Note: TSR calculations from Bloomberg data. TSR measured through 2/21/2024 for currently held directorships.

59

60 SBOW shareholders deserve better than Mr. Ellisor’s long - standing commitment to insulating the Board from accountability while over - paying management for its failure to chart a course for the long - term success of SBOW. Mr. Ellisor Is Responsible for Executive Compensation That Drives Overpayment for Value - Destructive M&A • Past - His - Expiration Date Noteholder Appointee: Appointed to the Board via an expired 2016 Nomination Agreement with senior noteholders • Lacks Necessary Skillset to Save SBOW from Irrelevance: No history of successfully transitioning a subscale public company into a market leader in the E&P industry Claims “financial expertise, especially in capital raising” but oversaw meaningfully dilutive equity issuances and punitive Second Liens No public company C - Suite experience Only served for about 6 months on the Energy XXI Board, where Mr. Brooks served Resigned from the only other public company Board on which he served (Royale Energy Inc.) within weeks of being elected Skillset is Duplicative of Similarly - Stale Mr. Wampler • According to SBOW’s own skillset matrix, Mr. Ellisor lacks key skillsets that each of our nominees holds, including: Strategic Planning Risk Management Operational Experience

61 SBOW shareholders deserve better than Mr. Ellisor’s long - standing commitment to insulating the Board from accountability while over - paying management for its failure to chart a course for the long - term success of SBOW. Mr. Ellisor Is Responsible for Executive Compensation That Drives Overpayment for Value - Destructive M&A (Cont.) • Responsible For SBOW’s Worst - In - Class Governance: Crafted and perpetuated SBOW’s fortress governance since the Company’s emergence from bankruptcy, including classified Board, unilaterally adopted and extended poison pill and troubling lack of shareholder rights to ensure Board accountability • Member of Compensation Committee Marked by Lack of Pay For Performance Record: Member of the Compensation Committee, on which he has sat since his tenure began, he is responsible for the Board’s track - record of over - payment for under - performance Shareholders roundly expressed their lack of support for Say On Pay last year, with a low 76% level of support • A Heavy Seller of SBOW Stock: Mr. Ellisor sold 27,474 shares from May - 2021 to Nov - 2023 for a total of $869k gain. Mr. Ellisor’s holdings of SBOW consist entirely of shares awarded to him. He has purchased no shares over his tenure • Has never purchased a single share of SBOW

62 • Past - His - Expiration Date Noteholder Appointee: Appointed to the Board via an expired 2016 Nomination Agreement with senior noteholders • Lacks Necessary Skillset to Save SBOW from Irrelevance: No history of successfully transitioning a subscale public company into a market leader in the E&P industry › History is in private company roles, with focus on exploration and production growth instead of return on invested capital No public company C - Suite experience Only served on 1 outside Board (Energy XXI, where he served for less than 2 years and where Mr. Brooks served) Skillset is Duplicative of Similarly - Stale Mr. Ellisor • According to SBOW’s own skillset matrix, Mr. Wampler lacks key skillsets that each of our nominees holds, including: Business Development Mergers and Acquisitions Mr. Wampler is Directly Responsible for Overseeing SBOW’s Poor Governance and Avoidance of Accountability SBOW shareholders deserve better than Mr. Wampler’s long - standing support for SBOW’s worst - in - class governance and his redundant, past - his - expiration date , perspective.

63 • Responsible For Overseeing SBOW’s Worst - In - Class Governance: Allowed and perpetuated SBOW’s fortress governance since the Company’s emergence from bankruptcy, including a classified board, unilaterally adopted and extended poison pill and troubling lack of shareholder rights to ensure Board accountability We agree with SBOW’s 2023 proxy’s skillset matrix, which indicated Mr. Wampler has no Corporate Governance experience. The 2024 proxy was curiously changed to give him credit for this skill • Over - Pays Management for Under - Performance : A member of the Compensation Committee since SBOW’s emergence from bankruptcy, he is responsible for the Board’s track - record of over - payment for under - performance Shareholders roundly expressed their lack of support for Say On Pay last year, with a low 76% level of support • A Heavy Seller of SBOW Stock: Mr. Wampler sold 20,000 shares from May - 2021 to Aug - 2022 for a total of $606k gain. Mr. Wampler’s holdings of SBOW consist entirely of shares awarded to him. He has purchased no shares over his tenure. • Approved Highly “Unusual” Joint CFO/GC Role: As a member of both the Audit Committee and the Nominating and Strategy Committee, he has approved the joint role and is responsible for the risk it presents • Has never purchased a single share of SBOW Mr. Wampler is Directly Responsible for Overseeing SBOW’s Poor Governance and Avoidance of Accountability (Cont.) SBOW shareholders deserve better than Mr. Wampler’s long - standing support for SBOW’s worst - in - class governance and his redundant, past - his - expiration date , perspective.

64 SBOW shareholders need board members who will introduce a robust assessment of the Company’s governance and strategy – not “new” directors like Ms. McAllister who rubber - stamp the status quo . • Significant Concerns Regarding her 2 Years as a Public Company CEO Led Transocean Partners as CEO in an MLP subsidiary to a parent company during a 2 - year period of negative 15% return • Lacks Necessary Skillset to Save SBOW from Irrelevance No history of successfully transitioning a subscale public company into a market leader in the E&P industry No E&P Industry experience No Eagle Ford experience • Even as a Brand New Director, Shareholders Expressed Their Strongly Negative Opinion: Received only 76% support at 2023 Annual Meeting – despite being a first - time nominee and without a single proxy advisory firm recommendation against her • Rubber - Stamps SBOW's Fortress Governance: Failed to use her position as a new director in 2023 to declassify the Board until 2027 and failing to remove the long - term poison pill without even providing shareholders an option to vote on this entrenchment device • Troubling Appointment: Appointed to the Board in the “Mid - Negotiating Board Stacking” defensive refreshment whereby the Board expanded its size from 7 to 9 directors after Kimmeridge engaged • Has never purchased a single share of SBOW Ms. McAllister is a Defensive Addition to the Board who Has Failed to Reign in the Company’s Worst - in - Class Governance

65 • Oversees Board’s Defensive Board “Refreshment” in Face of Proxy Contest: As a member of the Nominating and Strategy Committee, she has approved the Board’s highly reactionary refreshment efforts to minimize Board accountability at the 2024 Annual Meeting, including failing to welcome ethnic diversity into SBOW’s stale boardroom until ~8 weeks before this year’s meeting when the Company knew it was facing significant hurdles from the proxy advisory firms' recommendations and shareholder pushback • Oddly Allows Dual - Roles for C - Suite Members: Ms. McAllister has allowed the current dual - roles of the Company’s GC and CFO given her role on the Board’s Nominating & Strategy Committee in “assist[ ing ] management of SilverBow Resources in identifying, screening and recommending to the Board individuals qualified to become senior executive officers.” She also apparently found it permissible to hold both the CEO and CFO role at Transocean Partners when the CFO stepped down, indicating a troubling lack of management succession planning TSR during her tenure at Transocean was negative 15% • Worrying Environmental Oversight at TMC: Ms. McAllister serves on the Audit Committee of The Metals Company Inc., where the International Seabed Authority concluded that during her tenure the Company had “insufficient risk awareness” that led to its spilling of up to 72,000 liters of water with seabed sediment and metallic fragments • Middling TSR History During Public Company Board and C - Suite Tenures: Over her time as a Board member of TMC, BKH, Maersk, and RIGP, her TSRs were: (25%) , (20%) , (31%) , and (15%) , respectively Ms. McAllister is a Defensive Addition to the Board who Has Failed to Reign in the Company’s Worst - in - Class Governance (Cont.) SBOW shareholders need board members who will introduce a robust assessment of the Company’s governance and strategy – not “new” directors like Ms. McAllister who rubber - stamp the status quo . Source: Bloomberg. TSR measured through 2/21/2024 for currently held directorships.

66 We believe all 3 of our nominees are needed to end the Board’s self - serving cycle of utilizing entrenched corporate governance to avoid shareholder accountability for its destructive status quo approach. • Messrs. Ellisor , Wampler and Ms. McAllister have overseen significant value destruction and apparently refuse to consider strategic alternatives that could help SBOW avoid future irrelevance Even in the face of this proxy contest, they continue to rubber - stamp SBOW’s shocking entrenchment mechanisms, including its poison pill • We believe the strength of our nominees’ industry and transactional expertise and that the surety in their independence and their collegial character will enable them to each provide their necessary, unique, perspective in the boardroom • That said, even if all three of our nominees are elected, a super - majority of incumbent directors will persist, protected in their multi - year directorships • We believe all three of our nominees are needed to begin a robust boardroom assessment of what alternatives may better drive long - term value for all SBOW shareholders Summary | All Three of Our Nominees Are Necessary to Challenge the Status Quo 1 2 3 4

Our Independent Nominees Deeply Respected Industry Leaders Who Will Fully and Fairly Assess All Paths to Value Creation on Behalf of All Shareholders

68 With our three nominees on the Board, we hope the Board will achieve the following: x Undertake a clear - eyed assessment of the sustainability of the Company’s current approach to its long - term viability x Introduce a sense of urgency to secure all advantages possible for SBOW shareholders at this time of inflection for the industry x Comprehensively analyze all paths to maximizing value for all SBOW shareholders – despite what it may mean for individual directors or management team members x Execute a good faith effort to institute best - in - class governance , prioritizing: Immediate de - classification of the Board Revoking the poison pill x Continue to assess the Board’s composition and skillset to ensure it aligns with the new analysis regarding SBOW’s strategic path forward x Craft an executive compensation program that finally aligns pay with performance , ensuring metrics that are tied to strategy and targets that are rigorous, yet achievable We believe the Board’s reluctance to consider alternatives from the Company’s status quo approach will continue to keep SBOW from reaching its full potential. The Board perpetuates a fortress of bad governance that insulates it from shareholder accountability for its strategic failures. Our nominees are shareholders’ only hope to break the status quo at SBOW. Why We Believe Refreshment is Necessary Our nominees will introduce a long - awaited sense of urgency and shareholder accountability to the SBOW boardroom. This important effort requires the participation of all 3 of our nominees.

Our Nominees Have the Skillsets Necessary to Ensure a Sustainable Future for SBOW

Kimmeridge

Our nominees are **E&P industry leaders** who will undertake a **fresh, deeply thoughtful, highly-informed and independent assessment** of SBOW's strategy and governance.



Douglas Brooks

Named one of America's Top 100 Directors by the NACD in 2022, Mr. Brooks is a highly respected, veteran public company CEO and independent board member with a track-record of being asked to lead oil & gas public companies as they navigate significant strategic challenges. He has served on all key public Board committees.



Carrie Fox

Ms. Fox is an oil & gas executive and public company Board member with extensive transactional, strategic leadership, asset management, and operational experience. Her team won the S&P Global Platts' Global Energy Award "Corporate Deal of the Year" in 2018.



Katherine Minyard

Ms. Minyard has spent her whole career focused on capital markets in the U.S. and global oil & gas industry, with specific expertise in financial analysis, valuation and capital allocation through her positions as a leading sell-side analyst and investor. She understands both the shareholder mindset and the Board member mindset in this dynamic industry.

Our nominees have the necessary skillsets to challenge the status quo:

- ✓ **Strategic Transformation Expertise**
- ✓ **Established Shareholder Value Creation Record**
- ✓ **Operational Excellence**
- ✓ **Capital Markets Experience**
- ✓ **Capital Allocation Expertise**
- ✓ **Industry Experience**
- ✓ **Best-In-Class Corporate Governance Commitment**
- ✓ **Sustainability Commitment and Leadership**

69

70 We know our nominees will fully and fairly assess all paths to value creation on behalf of all SBOW shareholders because we have seen them in action. They will earn SBOW shareholders’ trust, just as they earned our trust. • Given Kimmeridge's established and respected reputation in our industry, we have a strong bench of industry experts from which to select our nominees • We have seen our nominees in action in boardrooms. We know they will earn our fellow shareholders’ trust, just as they earned ours. They exemplify a commitment to: Prioritizing their fiduciary duty to benefit all shareholders Bringing their richly diverse experiences in the E&P industry to inform their robust oversight of management Developing deep, abiding, respectful relationships with their fellow directors • We believe the Company’s actions in doubling - down on its defensive governance while stonewalling good faith engagement validated our decision to nominate our nominees • Given the barbs we have taken, we knew SBOW would throw the book at our nominees This is why we selected industry leaders who have unassailable, demonstrated, track - records of independence Our nominees’ prior service on boards where Kimmeridge was involved is how we were able to assess their ability to withstand the blistering attacks we anticipated from this highly defensive and entrenched Board Our Nominees’ Unassailable Independence A note on the KTG Proposal: Our nominees were not involved in any part of the KTG Proposal At no time have our nominees engaged substantively with Kimmeridge – or each other – on any of the eight alternatives presented by Kimmeridge

71 Mr. Brooks’ significant strategic, operating, financial, and transformational governance experience as a senior executive within the E&P industry , as well as his extensive public company board experience, would make him a uniquely valuable addition to the Board as a demonstrated value creator working with companies in need of refocus and redirection. x With over 42 years of sector experience , Mr. Brooks has served in senior executive roles (including as CEO and Chairman) at E&P companies ranging from $500MM – $7Bn in value including at Oasis Petroleum, Energy XXI Gulf Coast Inc., Yates Petroleum, and Aurora Oil & Gas x Mr. Brooks has extensive public company board experience , including his current role as a director at Chord Energy, California Resources Corporation, Chaparral Energy, and Energy XXI Gulf Coast x Mr. Brooks has served on all relevant board committees at the companies in which he was a Director including Audit, Nomination and Governance, Compensation, and ESG x Named as a Top 100 Public Company Board Member by NACD 1 in 2022 Douglas E. Brooks 1 NACD: National Association of Corporate Directors.

CHRD Energy Demonstrates Mr. Brooks' Proven Track Record of Creating Immense Shareholder Value at Challenged Companies

Kimmeridge

Overview

- Mr. Brooks led the Company and Board of Oasis Petroleum, now Chord Energy (NYSE: CHRD) following Oasis Petroleum's emergence from bankruptcy. Mr. Brooks spearheaded the Company's subsequent resurgence, now considered a model among the E&P industry
  - Served as Chair and interim CEO until April 2021
- Under Mr. Brooks' tenure on the board, the company strategically re-aligned its focus on shareholder returns through the following initiatives:
  - ✓ Sale of Oasis Midstream to Crestwood (2022)
  - ✓ Merger with Whiting Petroleum (2022)
  - ✓ Subsequent return of capital program, increasing base dividend by ~110% to $5/share annualized and reinstating opportunistic share buybacks ($241MM in 2023)
- Mr. Brooks helped the Board deliver consistent returns on invested capital and return of cash to Chord shareholders, **outperforming the XOP and delivering >500% TSR from the start of his tenure**

Board Tenure Highlights

- ✓ Industry-leading return of capital program instilled shortly post-reorganization; company has delivered >500% TSR since re-emergence
  - ✓ Stock price observed an increase from $31 to $187 at present
- ✓ Streamlined organization of Company subsegments leading to increase in value
- ✓ Industry-leading diversity initiatives at the Board level include all female-chaired subcommittees and a female Board Chair

Additional Career Highlights

aurora OIL&GAS LIMITED	• Redirected risk management, operatorship, and governance • Helped position the Company for merger with Baytex representing a 56% premium
CALIFORNIA RESOURCES CORPORATION	• Helped instill carbon capture as a new business line, now considered a key differentiator for CRC
energy XXI	• Helped instill new financial governance, disclosure policy and operational model • Positioned the Company for sale to Cox Oil & Gas
YATES PETROLEUM CORPORATION	• Established new culture, operational strategy, and value of financial discipline • Company merged with EOG Resources

Source: FactSet, Bloomberg data as of 4/12/2024

72

73 Ms. Fox’s track record of leading strategic E&P transactions, overseeing successful consolidation strategies at single - basin public companies and significant operating, financial, and environmental management experience as a senior executive within the industry, and her significant public company board experience would make her a valuable addition to the Board. x With a deep technical engineering background , over $2.5Bn in transaction experience, and service on 3 public company boards, Ms. Fox’s holistic leadership is ideally suited to bring SBOW into a new era x Ms. Fox has extensive transactional expertise , having begun her career at Occidental Petroleum and ultimately leading the corporate development team of its spin - out, California Resources Corporation x Within her significant public company board experience , Ms. Fox has served on the governance, nominating, ESG, and compensation and audit committees x Recognized in the “40 Under 40 in Energy” list in 2020 by Oil and Gas Investor x Led transaction named as S&P Global Platts’ Global Energy Award for “Corporate Deal of the Year” in 2018 Carrie M. Fox

Ms. Fox's Transaction Expertise Is Critical to Ensure Robust Dialogue in the SBOW Boardroom

Kimmeridge

Overview

- Following its spin-off from Occidental Petroleum, Ms. Fox led the corporate development team for California Resource Corporation (NYSE: CRC), and originated multiple transactions. Through Ms. Fox's leadership, CRC undertook the following transactions:
  - ✓ $750MM Midstream Joint Venture and $50MM PIPE with Ares Capital – ***Named "Corporate Deal of the Year" in 2018***
  - ✓ $500MM Joint Venture with Colony Capital
  - ✓ $168MM Divestiture of 50% Working Interest
  - ✓ $300MM Joint Venture with Macquarie
  - ✓ $250MM Joint Venture with Benefit Street Partners
- This track record demonstrates Ms. Fox's flexibility and creativity in unlocking value through various transaction structures and her prudent capital management amidst balance sheet constraints
- SilverBow's potential as a consolidator would greatly benefit from this expertise

Ares Joint Venture and Equity Investment Highlights

- ✓ Ms. Fox crafted the strategy to use the joint venture, which acquired a 550 MW natural gas fired power plant and a 200 MMcf/d cryogenic gas processing plant, to effectively collateralize the acquisition of subsequent surrounding land interests
- ✓ Transaction proceeds used to de-lever the balance sheet and complete acquisition of land assets from Chevron
- ✓ Additional acreage enhances the existing CRC ownership position, providing a contiguous land position to drive strategic and operational efficiencies

Pro Forma Asset Map



Existing CRC Surface Acreage
Acquired Surface Acreage
Elk Hills Unit
29 S 22 E
29 S 23 E
30 S 23 E
30 S 22 E
30 S 25 E
Elk Hills Unit
47,000 acres

Creating a contiguous land asset, collateralized by an immediately value-creating power plant

Source: Company news, public filings, Seeking Alpha.

74

Katherine (Kate) L. Minyard

Kimmeridge

Ms. Minyard's deep **expertise in E&P financial analysis, valuation, and capital allocation** was **developed during her decades-long career in the oil and gas industry**, including as lead analyst covering energy at J.P. Morgan and as an E&P investor. This **capital markets expertise** plus her value creation track record as a public company Board member would make her a valuable addition to the SilverBow Board.



- ✓ **Deep expertise in the E&P industry** as Executive Director on J.P. Morgan's Equity Research team covering integrated oil, refining, and E&P companies
  - ✓ Ms. Minyard communicated directly with public company management teams and institutional investors, providing her with a **unique lens into capital markets stakeholders' perspectives on the E&P industry**
- ✓ As an **investor at Cambiar Investors**, Ms. Minyard would bring a deep understanding of the shareholder mindset into the SBOW boardroom – a perspective that is currently completely lacking
- ✓ Tenure on the Ovintiv board was marked by the **successful execution of a transformational capital allocation and M&A strategy**
- ✓ Ms. Minyard served on the **Reserves and Environment, Health and Safety committees** of Ovintiv, which included her participation in overseeing the Company's emissions reductions targets

CAMBIAR INVESTORS J.P.Morgan Ovintiv

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76 Ms. Minyard’s Effective Board Oversight of a Best - in - Class Strategic Transformation Source: FactSet. EnCap Acquisition / Bakken Divestiture Highlights (25%) 0% 25% 50% 75% 100% 125% 150% Overview Ms. Minyard brought her vast experiences through her capital markets - focused leadership roles to the Ovintiv board at a time of industry transformation During Ms. Minyard’s tenure on the Board, Ovintiv prioritized growing in their key core basins, divesting non - core assets, achieving sustainability milestones, and growing shareholder returns April 2023: Announced the acquisition of assets in the Permian from EnCap Investments L.P. along with the divestiture of certain assets located in the Bakken July 2022: Sold a portion of assets in the Uinta and Bakken basins and implemented formulaic return program to prioritize return to shareholders September 2021: Initiated share buy - back program March 2021: Sold Eagle Ford asset to exceed divestiture target Ms. Minyard delivered consistent returns on invested capital and return of cash to Ovintiv shareholders, outperforming the XOP Share Price Performance During Ms. Minyard’s Tenure x Immediately accretive with substantial free cash flow to shareholders through a well - defined return framework x Streamlined an optimized portfolio with operations in 4 premier North American shale basins and substantial inventory runway x Extended Permian scale and inventory life with ~1,050 net Permian 10k locations x Enhanced capital efficiency and margins and maintains a strong balance sheet +61%

77 Shareholders deserve better than the incumbent nominees’ long - held resolve to insulate the Board from accountability for its failure to plan for the success of SBOW in a rapidly evolving industry SBOW’s Chronic Failures Necessary Skillset to Overcome Status Quo SBOW’s Incumbent Nominees Kimmeridge Nominees Value - destructive M&A track record at a time when consolidation is key for SBOW to create long - term value Transaction Expertise 0 3 Deliberate creation of entrenched corporate governance structures to shield Board and management team from accountability Commitment to best - in - class corporate governance 0 3 Board composition defined by nomination of directors who received their seats via expired agreements with the Company’s noteholders and pursuant to defensive refreshment efforts Independence 0 3 Non - rigorous executive compensation program that awards lavish pay to management despite the shareholder value destroyed by its failed status quo strategy Commitment to aligning Pay with Performance 0 3 SBOW shareholders have a limited window to secure their advantage during this key inflection point for the Eagle Ford. Our nominees will bring the skillset necessary to reverse the Board’s long - standing refusal to address SBOW’s historical challenges and underperformance. Our Nominees Will Challenge the Board’s Status Quo Approach

78 SilverBow undoubtedly has a Board in need of change today. We believe change is urgently needed at SilverBow at this critical juncture for the E&P industry • The Board’s status quo approach and self - preservationist tendencies have resulted in chronic value destruction and unaccountability , made possible by the Company’s worst - in - class governance • Our superior slate of high - quality, independent Director nominees will position the Company for long - term success • All shareholders will benefit from our nominees’ valuable industry expertise, track records of effective capital allocation and M&A, and deep appreciation for the value of good governance • It is time for shareholders to have confidence in a revitalized, refreshed Board that will assess all strategic options to drive value for all shareholders Vote on the GOLD proxy card today . Our Nominees Will Fully & Fairly Assess All Options To Drive Sustainable Value for SBOW VOTE for meaningful change VOTE for all three of Kimmeridge’s independent nominees VOTE for di rectors that will fully and fairly assess all paths to long - term value creation on behalf of ALL shareholders VOTE on the GOLD pro xy card today

Appendix: Kimmeridge Industry Experience & Sector Leadership

80 Kimmeridge is an acquiror, developer and operator of U.S. unconventional energy assets at the front end of the cost curve. • Founded in 2012 by Ben Dell, Dr. Neil McMahon and Henry Makansi, Kimmeridge is an alternative asset manager focused on the energy sector. We believe that the firm is differentiated by its direct investment approach, deep technical knowledge, active portfolio management, proven sustainability track record and proprietary research and data gathering. • Investment returns have been delivered through the commodity price cycle with minimal leverage. About Kimmeridge Note: See disclaimers at the end of this presentation for descriptions of the indices referenced above. Thought - Leading White Papers Driving Industry Change July 2023 July 2022 March 2022 July 2021 Click on hyperlinks to white papers

Kimmeridge History at Public Companies & Sector Impact

Kimmeridge

Since 2020, Kimmeridge has been actively involved in 13 public companies. These names represent almost 10% of all US oil and gas production (2.8 MMboe/d). 12 of the 13 have actively engaged, revised their business model, merged or refreshed their boards. SBOW stands alone as obstructing change.

Company	Mboe/d at Investment	Kimmeridge Role	Company Action Taken
Oasis	75	Engaged	Merged with Whiting to form Chord
Enerplus	100	Engaged	Merged with Chord
Chesapeake	572	Engaged	Merged with Southwestern
Southwestern	767	Engaged	Merged with Chesapeake
California Resources	85	Engaged	Announced strategic realignment and undertook sale of real estate
PDC Energy	247	Engaged	Sold to Chevron
Ovintiv	555	Engaged	Added 1 board member, changed CEO, revised capital allocation and ESG frameworks
Resolute	35	Engaged	Ran process and sold
Carrizo	57	Engaged	Improved capital allocation process and refreshed board
Callon	100	Primary transaction	Partnered with Kimmeridge on 2L, equity and royalty. Equity rose ~10x
Civitas	70	Direct investment	Transformed business model and merged with multiple companies
Sitio	36	Direct investment	Merged with Brigham to form a leading royalties company
SilverBow	**92**	**Largest shareholder**	**Refused to engage**

Source: Kimmeridge analysis.

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82 Kimmeridge Drives Positive Industry Change Kimmeridge and its founder Ben Dell was recently recognized by Hart Energy, and nominated to their Agents of Change in Energy series recognizing “a group of energy stars leading the way into the future.” “I’ve told people if it wasn’t for Ben Dell — and this is 100% the case — if it wasn't for Ben Dell, I would not have taken the Civitas role.” “My experience and belief is that Kimmeridge has been instrumental in reforming the business model of several public companies. At Callon Petroleum where I was a board member, we partnered with Kimmeridge to look at ways to restructure the balance sheet during COVID, and position the company to ultimately participate in industry consolidation. I believe Kimmeridge’s involvement with Callon improved the financial metrics with a strong balance sheet – which ultimately facilitated Callon’s executing value - creating acquisitions and consolidating transactions.” “Kimmeridge was critical in building Civitas and developing the (very successful) strategy” “[T]he Kimmeridge white papers can be significant, such as Dell’s papers arguing years in advance that publicly traded E&Ps should…return capital to investors.” Chris Doyle, Current Civitas CEO JP Morgan Equity Research report Stephen Ellis, Morningstar Research Services Jim Trimble, Former Callon Petroleum Board Member. Kimmeridge first engaged with CPE in 2020 “Kimmeridge has been a strong proponent of corporate and board reconstitution with a willingness to speak out about entrenched management teams. Kimmeridge was a leader on prioritizing return of capital and continues to be a staunch supporter of consolidation, which helped define a new E&P business model.” “Having worked with Ben Dell and the Kimmeridge team in my role as CEO of a public company, I always found them to be constructive partners with a clear focus on enhancing shareholder value and a willingness to engage in meaningful dialogue to achieve that end. Most notably they were in the vanguard of evolving views on M&A, consolidation, and governance which have improved both the financial performance of the sector as well as the investing public’s perception of our industry.” Lynn Peterson, Former Chair, Chord Energy Rick Betz, Former CEO, Resolute Energy; Current CEO, Revenir Energy

83 • After building our position, we attempted to constructively engage with management, sharing our views on the optimal value - unlocking strategy for the Company. Despite our best efforts, the Board was not receptive to our engagement. In January 2021 we formally nominated three directors to refresh the Company’s Board. • Our public campaign highlighted the pattern of value destruction at the Company and put forth proposals for a reformed business model that we believed would benefit all shareholders, in alignment with our white paper Preparing the E&P Sector for the Energy Transition: A New Business Model . • We settled our campaign in February 2021, achieving meaningful progress on a number of the weaknesses we had flagged for the Company, including corporate strategy, governance, and environmental stewardship. Case Study | Ovintiv (OVV) | Background Kimmeridge originally invested in Ovintiv , Inc. (NYSE: OVV), identifying the quality of its acreage positions in the low - cost Permian and Montney shale basins, despite years of share price underperformance. Our analysis attributed the Company’s underperformance primarily to failures of capital allocation, governance, and environmental stewardship.

84 Through the course of our successful engagement , we made several recommendations to reform Ovintiv’s capital allocation, corporate governance, and ESG standards. The Company implemented most of them : Case Study | OVV | A Successful Outcome for All x Established a long - term capital allocation standard of 70 - 80% reinvestment rates x Reintroduced 5 - year plan for greater visibility into the long - term financial outlook x Monetized non - core assets to accelerate debt reduction x Reallocated capital investment into higher - quality formations Capital Allocation x Redesigned executive compensation to establish pay - for - performance x Achieved necessary Board refreshment x Improved quality and diversity of perspectives Governance Reform x Introduced emission targets to begin a pathway towards alignment with the Paris Agreement Environmental Stewardship

85 Management heeded our advice for a more prescriptive capital allocation framework, greater visibility into longer - term debt reduction and meaningful changes to their executive compensation plan. Case Study | OVV | Third Parties Agree on the Campaign’s Success Source: Barclays, JP Morgan Research and Oil & Gas Investor “We are pleasantly surprised that OVV committed to a long - term reinvestment rate of <75% after previously pushing back on providing a specific multi - year rate due to commodity price uncertainty” - Barclays Research Report (10/29/20) “… management providing what they admitted was unusually pointed commentary on debt reduction targets that extended through year - end 2022 inclusive of a ~$1.0 billion asset sales target. Irrespective of management’s motivation for providing this level of detail, it was a powerful message” - JP Morgan Research (2/23/2021) “Given the recent update to OVV’s executive comp structure, ESG disclosures, and now a new Director appointee, we believe this is a win - win for both OVV and Kimmeridge and allows the corporate focus to return towards its long - term debt reduction goals” - Wolfe Research (3/4/21)

86 Since our settlement with Ovintiv , 10 sell - side analysts have upgraded the stock due to greater visibility of debt reduction, FCF generation and improving governance. Case Study | OVV | A Brighter Future for Ovintiv Source: public equity research. March 30, 2021: Upgrade to Overweight $35 target March 29, 2021: Out of Consensus Idea. Upgrade to Buy $29 target March 24, 2021: Upgrade to Buy $30 target April 29, 2021: Under - promising and Over - delivering with Improving Governance Upgrade to BUY $31 target April 22, 2021: Upgrade to Outperform $30 target May 26, 2021: Too Compelling to Ignore Amid Deleveraging and Execution Strength; Raise to Overweight and $32 PT June 3, 2021: Upgrade OVV to OW from EV and raise PT to $33 June 25, 2021: Upgrade to Buy; While Late to the OVV Party, We See Further Upside July 19, 2021: Upgrade to Outperform; Raises PT from $29 to $38 August 24, 2021: Upgrade to Outperform; Raises PT to $39

87 Kimmeridge originally took interest in Extraction Oil & Gas ( nka Civitas Resources, NYSE: CIVI) through our proprietary analysis on the DJ Basin. Our internal findings suggested the Company had a valuable asset base, although its balance sheet was in disrepair with excessive leverage . • As the Company entered bankruptcy and subsequent re - emergence, Kimmeridge led the Company’s refreshed governance and compensation model in principles outlined in our white paper Bringing Alignment and Accountability to the E&P Sector . Mr. Ben Dell served as Chair of the Board and Interim CEO. • More than three years into our investment, we have realized many of our strategic objectives and unlocked value. CIVI’s mergers have driven our equity percentage lower in the Company while increasing scale: the Company is now the largest pure - play E&P in Colorado. • While Mr. Dell stepped down from the board in early 2023, the Company continues to execute on opportunistic consolidation – including the recent announcement of Permian Basin entry through three large acquisitions. Case Study | Civitas Resources (CIVI) | Background

88 Civitas’ focus on accretive acquisitions, shareholder returns, and best - in - class corporate governance has set the stage for its current status as a >$10Bn EV company with minimal leverage . Case Study | CIVI | With the Kimmeridge Playbook, a Dominant Player Source: Corporate Reports and Kimmeridge Jan 20 Apr 20 Jul 20 Oct 20 Jan 21 Apr 21 Jul 21 Oct 21 Jan 22 Apr 22 Jul 2 2 Oct 22 Jan 23 Apr 23 Jul 23 XOG files for Chapter 11 Bankruptcy Protection CIVI announces acquisition of Bison Oil & Gas for $300MM XOG announces merger of equals with Bonanza Creek, creating Civitas Resources Newly formed Civitas announces acquisition of Crestone Peak Resources for $1.3Bn Chris Doyle appointed CEO and CIVI releases inaugural Corporate Sustainability Report CIVI announces acquisition of Permian assets from two NGP - backed operators CIVI announces a bolt - on in Midland Basin from a Vitol - backed operator

Case Study | CIVI | ESG Leadership, a Key Kimmeridge Principle

Kimmeridge

Civitas demonstrates ESG leadership in the industry through all its emissions targets, partnership with local communities, and governance policies. **These principles were established with Kimmeridge's initial engagemen**t, and we continue to advocate for similar adoption throughout the sector.

Environment	✓ Civitas is Colorado's first carbon neutral oil and gas producer on a Scope 1 & 2 basis and is committed to achieving carbon neutrality on new assets by YE2024 ✓ Offsetting residual Scope 1 & 2 GHG emissions with certified carbon credits ✓ CIVI uses electric grid power on sites to eliminate exhaust emissions and engine noise
Social	✓ Donations to local social causes, humanitarian efforts in Ukraine and scholarships to Colorado graduates ✓ CIVI committed to plugging all orphaned wells in the Greater Denver Area and Northern Front Range of Colorado in January 2022
Governance	✓ Retaining the Kimmeridge model for best-in-class management incentives including no short-term incentive plans and all long-term compensation tied to absolute TSR ✓ Board has strict term limits and requirement to hold all shares until end of board service

Source: CIVI 2022 Corporate Sustainability Report, CIVI press releases and investor presentations

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Appendix: Our Response to SBOW’s Lies and Obfuscations

91 We know shareholders will not be distracted by SBOW’s false statements about Kimmeridge’s engagement and too - little - too - late attempts to normalize their entrenched governance practices and board refreshment. • We knew SBOW would throw the book at our nominees, which is why we selected industry leaders who have a demonstrated track - record of independence and success • We deeply respect our nominees as operators, deal - makers, investors, and fiduciary - minded public company directors • We remain squarely focused on what matters today – the need to introduce independent, exceptionally - skilled, directors who will assess all paths to ensuring a sustainable future for SBOW • We look forward to productive conversations with our fellow shareholders on the bright future that could lie ahead for SBOW with the introduction of our nominees on to the Board We hope to spend our time in our upcoming engagements squarely focused on the value our nominees could realize for all SBOW shareholders if they are elected to the Board We welcome our fellow shareholders to take their time in advance (or following our meetings) to review the following content so they can understand the truth behind the numerous obfuscations and lies in SBOW’s materials A Necessary Correction to SBOW’s Lies and Obfuscations

92 SBOW’s Critiques of Our Engagement Record Our Response Kimmeridge asked SBOW to not compete in the Laredo auction Kimmeridge had won the Laredo bid prior to meeting with SBOW Kimmeridge had no interest in partnering with SBOW on the Laredo bid The Shareholder Rights Plan is a proportional response to Kimmeridge trying to gain control without offering a control premium to all shareholders The poison pill has been in place for 2 years – and counting – despite the Company having a classified Board until 2027 Kimmeridge rejected SBOW’s reasonable settlement offer of a mutually - agreed upon candidate Kimmeridge offered a settlement to Sean Woolverton in email, stating :”We discussed it internally. For us the minimum would be one board seat and a de staggered board. This should be beneficial to SBOW so I don't really understand the resistance. If you want to remove the poison pill we are also open to a stand still for say 6 months. That way we can explore a transaction, and if one doesn't come to pass hopefully it allows time for the stock to recover. I will be free tomorrow if you would like to discuss” SilverBow rejected this reasonable offer A Necessary Correction to SBOW’s Lies and Obfuscations

93 SBOW’s Critiques of Our Nominees Our Response Kimmeridge said it would seek control of the Board through proxy fights Kimmeridge has never threatened SBOW with a “hostile takeover,” has only nominated people who are truly independent of Kimmeridge, and only has the ability to run for a minority of the Board, so there is no contemplated takeover. SBOW’s claims to have undertaken a “thorough assessment of the Kimmeridge nominees” pursuant to a “comprehensive, independent process” SBOW CEO Sean Woolverton led the interview process and was joined by members of the Board. It is not an independent process to invite the management team to participate in the discussion, let alone lead the interview sessions The Company requested to interview our candidates approximately 3 weeks after receiving our nomination materials and were only interviewed 3 days prior to the issuance of the Company’s preliminary proxy statement on March 28 In one interview, after sharing that SBOW was interviewing three directors separate from Kimmeridge’s nominees, a SBOW director intimated to our nominee that the Board was planning to take the campaign all the way to the annual meeting We were shocked, but not surprised, that the Board members would say the quiet part out loud – namely, that these interviews were a check - the - box window - dressing exercise devoid of substance or good faith The fact that the March 13 proposal Kimmeridge submitted (at the request of the Board) presented its three independent nominees as proposed board members on the combined company board of SilverBow and KTG constitutes a “special deal” for our three independent nominees The Company is making what it knows are unfounded, ridiculous inferences in an attempt to distract shareholders o At the Board’s invitation, Kimmeridge submitted an offer, which included governance terms that proposed 4 seats for SBOW and 5 seats for Kimmeridge o We put forward the names of our independent nominees because they are industry leaders whose perspectives we deeply respect o If the Company’s current rationale were applied to the totality of the proposed Board structure, then presumably the current SBOW nominees who would sit on to the CombineCo Board also have this purported “special deal” Shareholders are smart enough to understand that if SBOW were to combine with KTG, it would be pursuant to a fully negotiated merger agreement that would be approved by the SBOW Board (including the 2/3 super - majority of the current Board that is not up for vote at the 2024 AGM and will continue in their 3 - year termed seats following the AGM). Furthermore, Board composition for the CombineCo would be negotiated and agreed to at the time the merger was negotiated. That could include any combination of directors who are on the Board following the 2024 AGM or otherwise All SBOW directors, including the nominees, would continue to serve on the SBOW Board if there were no deal – there was no special incentive A Necessary Correction to SBOW’s Lies and Obfuscations

94 SBOW’s Critiques of Carrie Fox Our Response Ms. Fox has a $3MM LP interest in Kimmeridge Fund VI Investment represents a de minimis amount of the fund Like many industry experts, Ms. Fox can make private investments. The fact that she made a past, passive LP investment in a Kimmeridge fund is a distracting sideshow. It is an insignificant percentage of her portfolio. It is insulting to suggest she would let that influence her role as a public company director The Company’s historic placement of directors on its Board with operating roles at shareholders only underscores the disingenuous nature of this critique. o Mr. Majeske , an 8 - year tenured SBOW director who only stepped down days ago is “an Advisor of Strategic Value Partners and was previously a Director of Strategic Value Partners and member of the North American investment team with a focus on energy, transportation and industrials” o Despite Mr. Majeske’s receiving his paycheck from his operational role at SVP, and the appointment of Messrs. Ellisor and Wampler pursuant to now - expired consenting note - holder agreements, these directors were all deemed by this Board to be “independent.” Ms. Fox’s only public company experience is as a director alongside Mr. Dell, at 2 Kimmeridge - controlled companies (Extraction Oil and Civitas Resources) As the Company should be well aware, Kimmeridge never controlled Civitas or Extraction Oil & Gas, its predecessor company Kimmeridge had no role in Ms. Fox’s appointment to the post - bankruptcy Extraction Oil & Gas Board, which ultimately became Civitas. Ms. Fox was one of seven independent directors on the Extraction Oil & Gas Board, which Mr. Dell chaired. She remains on the Civitas board, serving as a founding chairman of the XOG ESG committee and a member of the Nominations and Corporate Governance committee through present. Mr. Dell retired from the Board in February 2023. Ms. Fox has significantly more public company Board experience than Messrs. Ellisor and Wampler whose brief tenures on the XXI Board (and the tenure of Mr. Ellisor at Royale Energy where he resigned weeks after his election) ended in 2018 Ms. Fox does not have any public company C - Suite Experience Neither Messrs. Ellisor nor Wampler have public company C - Suite experience. Ms. McAllister’s limited 2 - year record as a C - Suite executive is muddled at best Ms Fox has considerable private company operating and governance experience, with direct management of capital allocation decisions and significant experience originating, structuring and closing transactions A Necessary Correction to SBOW’s Lies and Obfuscations

95 SBOW’s Critiques of Douglas Brooks Our Response Mr. Brooks has a mixed track record, overseeing shareholder value destructions during director and executive tenures at a number of companies, with an average TSR underperformance of approximately (60%) While SilverBow has accused Mr. Brooks of having a “mixed” track record, Mr. Brooks has been mostly successful in leading companies through growth and setting them for acquisition, including Aurora Oil & Gas Limited; Yates Petroleum; Energy XXI Gulf Coast and Oasis Petroleum. During Mr. Brooks’ most recent tenure at Chord Energy (formerly Oasis), total shareholder return has been >500% We believe the Company is cherry - picking the TSR at Chaparral Energy to make its claim of a “mixed” track record. However, according to the WSJ, the Company struggled like “a slew of oil - and - gas drillers” struggling with volatile oil - and - gas pricing caused by the price war between Russia and Saudi Arabia earlier in 2020, and the sudden drop of demand due to the pandemic Mr. Books served as director at a company during another Kimmeridge campaign (insinuating he is not independent) The Company uses artful language to try and insinuate a closer relationship between Mr. Brooks and Kimmeridge than is the truth Mr. Brooks was a director at California Resources and CEO at Oasis before Kimmeridge’s campaigns He was never a Kimmeridge nominee He was always an incumbent CEO/director the two times Kimmeridge became a shareholder at a related company To put a finer point on it – using SBOW’s rationale – every incumbent SBOW director, including CEO Sean Woolverton could also be said to “have close ties or history with Kimmeridge, calling into question their independence and ability to represent the interests of all SilverBow shareholders.” We came to know Mr. Brooks well through our exposure to him at California Resources and we deeply respect his transactional prowess and operational results. Any investor in the E&P industry would be thrilled to have him on a portfolio company Board overseeing all shareholders’ interests A Necessary Correction to SBOW’s Lies and Obfuscations

96 A Necessary Correction to SBOW’s Lies and Obfuscations SBOW’s Critiques of Katherine Minyard Our Response Ms. Minyard served as a Kimmeridge nominee at another target company We know Ms. Minyard well and deeply respect her long history of success as an energy industry investor who earned deep respect from the industry in her role as the lead analyst at J.P. Morgan working on sell - side equity research covering U.S. integrated oils, major exploration and production companies, refiners, and Canadian oil producers We were originally connected to Ms. Minyard through research community contacts and were impressed with her deep expertise in the E&P landscape and her skillset regarding capital allocation, valuation and her track record as an investor We were thrilled she agreed to be our nominee at Ovintiv . We so strongly believed in her ability to provide effective, fiduciary - minded oversight on the Board that she was the only nominee we put on to the Board as part of the settlement agreement with Ovintiv Ms. Minyard has no operational experience in the E&P sector The Board is rife with operators – albeit operators who have mixed - at - best track records, many of which have nothing to do with operating a public company, let alone in the Eagle Ford Ms. Minyard brings a fresh, deeply - necessary, expert perspective on public markets and – importantly valuation. For a Company whose relative valuation has languished for years, we believe introducing a voice into the boardroom that understands how capital markets assess and value assets like SBOW’s is imperative to properly vetting all paths to value creation and ultimately driving long - term shareholder value Ms. Minyard has no public company C - Suite experience Neither Messrs. Ellisor nor Wampler have public company C - Suite experience. Ms. McAllister’s limited two - year record as a C - Suite executive is muddled at best Ms. Minyard interacted with effectively every public company C - suite actor in the industry during her time as the lead analyst at J.P. Morgan working on sell - side equity research covering U.S. integrated oils, major exploration and production companies, refiners, and Canadian oil producers. She deeply understands what makes for effective management teams – both from an internal operational perspective and in terms of how shareholders hope to interact with such C - Suite executives

97 24% 27% 12% 76% 85% 0% 20% 40% 60% 80% 100% 120% 140% 160% 1-Year 3-Year 5-Year SBOW Performance Weighted Avg. Commodity Price ($/boe) 235% On a long - term basis, the SilverBow team has failed to generate any alpha vs. the commodity. Leadership has benefitted from COVID and industry tailwinds, and the Company’s valuation multiple remains at the bottom of its peer set. SilverBow Historical Performance vs. Blended Commodity Price 1 Claims of Successful Performance Ring Hollow Against Macro Backdrop Source: Company filings, Bloomberg. 1 Blended commodity price calculated based on the 5 - year forward average strip price for each commodity, weighted by SilverBow’s production mix at time of measurement. SBOW performance measured through the unaffected date of 2/21/2024. Macro rally for public equities following COVID crash

Appendix: The March 13 Proposal

99 The March 13 proposal’s valuation for KTG was attractively priced compared to its peer set. The Company never made a serious attempt at a due diligence process despite readily - available data. • The March 2024 offer, which proposed contributing KTG’s assets at $1.1Bn of equity value and an additional $500MM equity injection, valued SBOW stock at $34/share, representing a 21% premium to the unaffected date of 2/21/2024 • Barclays, RBC Capital Markets and other lenders provided highly - confident letters with respect to the debt consideration required to facilitate the transaction. The transaction was further supported with equity from Kimmeridge funds • Enverus ’ third - party research of KTG from 4/18/2024 supports an equity valuation of $900MM to $1.1Bn March 13 Proposal Was Actionable and Reasonably Valued KTG Proposal Valuation Metrics 3.5x 2.6x $3.77 $2.87 2.7x 2.6x $3.80 $3.52 5.0x 4.2x $4.85 $4.73 EV / 24E EBITDA (x) EV / 25E EBITDA (x) EV / 24E Production ($/MMcfe/d) EV / 25E Production ($/MMcfe/d) KTG SBOW Peer Set Source: Enverus , public disclosures and FactSet as of 3/1/2024 from original public proposal.

100 SBOW’s continued attempts to obfuscate the merits of the March 13 proposal cannot hide that Kimmeridge’s offer was competitive with market comparables, as confirmed by third party analysis. SBOW’s analysis also fails to account for the proposed $500MM capital injection at a premium. March 13 Proposal Within Market Norms Note: All SBOW calculations ignore the impact of the proposed $500MM equity injection at a premium to a market issuance. SBOW Misconstrued the Proposal Without Undertaking Serious Due Diligence SBOW wishes to focus on a proposal they requested, received, ignored, failed to diligence and now no longer exists, rather than delivering shareholder returns SBOW’s “Analysis” Actuals

Legal Disclaimers

102 Important Information Kimmeridge Energy Management Company, LLC, KEF Investments, LP, KEF Fund V Investments, LP, Benjamin Dell, Alexander Inkster, Ne da Jafar, Denis Laloy, Noam Lockshin, Henry Makansi, Neil McMahon, Douglas E. Brooks, Carrie M. Fox and Katherine L. Minyard (collectively, the “Participants”) have filed a definitive pr oxy statement and accompanying GOLD proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with the 2024 annual meeting o f s hareholders of SilverBow Resources, Inc. (the “Company”). Shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies with respect t o t he Company by the Participants because they contain important information, including additional information related to the Participants and a description of their direct or indirect interests by secur ity holdings or otherwise. Such materials are available at no charge on the SEC’s website, https://www.sec.gov. General Considerations This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a sol icitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be constru ed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of Kimmeridge Energy Management Company, LLC (“Kimmeridge”) and are based on publicly ava ila ble information with respect to the Company and the other companies referred to herein. Kimmeridge recognizes that there may be confidential information in the possession of the companies discu sse d in this presentation that could lead such companies to disagree with Kimmeridge’s conclusions. Certain financial information and data used herein have been derived or obtained from filings made wit h the SEC or other regulatory authorities and from other third - party reports. Use of Third - Party Statements Kimmeridge has not sought or obtained consent from any third party (other than the individuals who have provided the endorsem ent s included in this presentation) to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for a ny such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Kimmeridge does not endorse third - party estimates or research, which are used in this presentation solely for illustrative purposes. No Representations or Warranties No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings ma de with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third - party report. Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted acco unt ing principles (“GAAP”) and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values refl ect ed in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices tha t m ay be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Kimmeridge herein are based on assumptions that Kimmeridge believes to be re asonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This prese nta tion does not recommend the purchase or sale of any security. Kimmeridge reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Kimmeridge disclaims a ny obligation to update the data, information or opinions contained in this presentation. Forward - Looking Statements This presentation contains forward - looking statements. All statements contained in this presentation that are not clearly histor ical in nature or that necessarily depend on future events are forward - looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” and similar expressions ar e generally intended to identify forward - looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of t he date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievem ent s expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market cond iti ons and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Kimmeridge. Although Kimmeridge believes that the assumptions und erlying the projected results or forward - looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that th e projected results or forward - looking statements included in this presentation will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underl yin g those forward - looking statements. In light of the significant uncertainties inherent in the projected results and forward - looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward - looking statements will be achieved. Kimmeridge will not undertake and specifically disclaims any obligation to disclose the results of any revisions that may be made to any projected results or forward - looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events. Disclaimer

103 Not an Offer to Sell or a Solicitation of an Offer to Buy Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information containe d h erein should not be taken as advice on the merits of any investment decision. Kimmeridge currently beneficially own shares of the Company and its beneficial ownership of shares of, and/or economic intere st in, the Company's common stock may vary over time depending on various factors, with or without regard to Kimmeridge’s views of the Company's business, prospects or valuation (including the market pr ice of the Company's common stock), conditions in the securities markets and general economic and industry conditions. Kimmeridge reserves the right to change its intentions with respect to its investme nts in the Company and take any actions with respect to investments in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions. However, neither Kimmeridge nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of th e C ompany or any of its subsidiaries. Concerning Intellectual Property All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of th eir respective owners, and Kimmeridge’s use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offe red by such owners. Index Comparisons A number of indices are referenced herein. Each index is presented because Kimmeridge feels that it serves as a useful point of comparison with aspects of the Kimmeridge Funds’ portfolio management and composition. No index has been selected to represent an appropriate benchmark to compare the Funds’ performances, but rather is disclosed to allow for comparison. There are significant differences between the Kimmeridge Funds’ investments and the indices included herein (the “Indices”). Fo r instance, the Kimmeridge Funds may use leverage and may invest in securities that have a greater degree of risk and volatility, as well as less liquidity, than those securities contained in t he Indices. Moreover, the Indices may or may not reflect the reinvestment of income or dividends and are not subject to any of the management fees or expenses that the Kimmeridge Funds must pay. It should not be un derstood to mean that there is a correlation between the Kimmeridge Funds’ returns or risk profiles and those of the Indices. The Indices are included for informational purposes only. Additional information on each index follows: • The S&P® Oil & Gas Exploration & Production Select Industry® Index (“XOP”) is designed to track the broader equity market, wh ich comprises the following sub - industries: Integrated Oil & Gas, Oil & Gas Exploration & Production, and Oil & Gas Refining & Marketing. XOP includes exposure across large, mid and small cap stocks. • The S&P® 500 index (“SPX”) is one of the most commonly used benchmarks for the overall U.S. stock market. SPX is a broad bas ed measurement of changes in stock market conditions based on the average performance of 500 widely held stocks including industrial, transportation, financial, and utility stocks. The compo sit ion of the 500 stocks is flexible and the number of issues in each sector varies over time. • The Energy Select Sector SPDR® Fund (“XLE”) seeks to provide investment results that, before expenses, correspond generally t o t he price and yield performance of the Energy Select Sector Index. This index seeks to provide an effective representation of the energy sector of SPX and seeks to provide precise exposure to compa nie s in the oil, gas and consumable fuel, energy equipment and services industries • The Nasdaq - 100® Index (“QQQ”) consists of the largest domestic and international non - financial companies listed on the Nasdaq St ock Market® based on market capitalization. • “WTI” refers to the West Texas Intermediate oil benchmark used by industry participants to track, trade and monitor the price of oil produced in this geographic area in the US. • “HH” refers to the Henry Hub Natural Gas Spot price benchmark. Henry Hub is the name of a natural gas pipeline that runs thr ou gh Erath, Louisiana. The Henry Hub Pipeline is connected to four domestic pipelines and nine international ones, and is therefore used by industry participants to track, trade and monitor the price o f n atural gas. • “50/50 WTI+ HH” refers to an equal investment in each of WTI and HH. Disclaimer (Cont.)